                                                                    Exhibit 10.1

                               SUBLEASE AGREEMENT

                                     Between

                                 CERTICOM CORP.

                                 as Sublandlord,

                                       and

                            GUAVA TECHNOLOGIES INC.

                                  as Subtenant

                             Dated: November 1, 200l

                               TABLE OF CONTENTS

                                                                                Page
                                                                                ----
ARTICLE 1 - SUBLEASE ...........................................................   1

 1.1 Sublease ..................................................................   1

ARTICLE 2 - HEADLEASE ..........................................................   1

 2.1 Subleases Subject to Headlease ............................................   1
 2.2 Compliance with Headlease .................................................   2
 2.3 Services ..................................................................   2
 2.4 Exercise of Rights and Remedies Under Headlease ...........................   3
 2.5 Exclusion from Headlease ..................................................   3

ARTICLE 3 - SUBLEASE TERM ......................................................   3

 3.1 Sublease Term .............................................................   3
 3.2 Common Area ...............................................................   4
 3.3 Surrender of Premises .....................................................   4
 3.4 Holding Over ..............................................................   6
 3.5 Subtenant's Letter of Credit ..............................................   6

ARTICLE 4 - RENT ...............................................................   7

 4.1 Rent ......................................................................   7
 4.2 Basic Rent ................................................................   7
 4.3 Chattels ..................................................................   7
 4.4 Additional Rent ...........................................................   8
 4.5 Payments Generally ........................................................   8
 4.6 Net Sublease ..............................................................   9

ARTICLE 5 - DELIVERY OF PREMISES; ALTERATIONS ..................................   9

 5.1 Delivery of Premises ......................................................   9
 5.2 Condition .................................................................  10
 5.3 Signs .....................................................................  10
 5.4 Access and Inspection .....................................................  10

ARTICLE 6 - USE, ASSIGNMENT AND SUBLETTING .....................................  11

 6.1 Use .......................................................................  11
 6.2 Legal Requirements ........................................................  11
 6.3 Assignment and Subletting .................................................  11
 6.4 Hazardous Materials .......................................................  12

ARTICLE 7 - MAINTENANCE; UTILITIES .............................................  12

 7.1  Maintenance ..............................................................  12

ARTICLE 8 - INSURANCE ..........................................................  12

 8.1  Subtenant's Insurance ....................................................  12
 8.2  Indemnification of Sublandlord by Subtenant ..............................  13
 8.3  Indemnification of Subtenant by Sublandlord ..............................  13
 8.4  Legal Fees ...............................................................  14

ARTICLE 9 - TAXES ..............................................................  14

 9.1  Taxes ....................................................................  14

ARTICLE 10 - CASUALTY ..........................................................  14

 10.1   Casualty ...............................................................  14

ARTICLE 11 - DEFAULT ...........................................................  15

 11.1   Subtenant's Default ....................................................  15
 11.2   General Provisions Regarding Default ...................................  16

ARTICLE 12 - GENERAL PROVISIONS ................................................  17

 12.1   Mortgage Subordination .................................................  17
 12.2   Estoppel Certificates and Financial Statements .........................  17
 12.3   Representations and Warranties of Subtenant ............................  17
 12.4   Representation and Warranties of Sublandlord ...........................  17
 12.5   Notices; Demands and Other Instruments .................................  18
 12.6   Chattels ...............................................................  18

ARTICLE 13 - MISCELLANEOUS .....................................................  18

 13.1   Severability ...........................................................  18
 13.2   Binding Effect .........................................................  18
 13.3   Interpretation .........................................................  19
 13.4   Governing Law ..........................................................  19
 13.5   Recitals ...............................................................  19
 13.6   Headings and Captions ..................................................  19
 13.7   Survival or Representations and Warranties .............................  19
 13.8   Entire Agreement .......................................................  19
 13.9   Amendments .............................................................  19
 13.10  Number, Gender .........................................................  19
 13.11  Brokers ................................................................  20
 13.12  Condition Precedent ....................................................  20
 13.13  Facsimile Copies .......................................................  20

                                    SUBLEASE
                                    --------

     THIS SUBLEASE is made as of October ___, 2001 between CERTICOM CORP., a Delaware Corporation, having an address at 200 Matheson Blvd. W., Mississauga, Ontario, Canada ("Sublandlord"), and GUAVA TECHNOLOGIES INC., a Delaware corporation having an address at 863 C Mitten Road, Burlingame, California ("Subtenant").

                                    Recitals:
                                    --------

     A. By a lease dated October 20, 1998 (the "Original Lease") between THE MULTI-EMPLOYER PROPERTY TRUST, A TRUST ORGANIZED UNDER 12 C.F.R. SECTION 9.18 (the "Landlord") and Sublandlord, as amended by an amending agreement dated November 17, 1998 (the "First Amendment to Lease") and an amending agreement dated March 15, 1998 (the "Second Amendment to Lease") (the Original Lease, First Amendment to Lease and Second Amendment to Lease are hereinafter collectively referred to as the "Headlease"), a redacted copy of which is attached hereto as Exhibit C, Sublandlord, as tenant, leases all of the Building
                   ---------
located at 25801 Industrial Blvd. (the "Premises"), Mt. Eden Business Park (the "Property") Hayward, California, being approximately 42,855 rentable square feet, the approximate location of which is shown on Exhibit A attached hereto
                                                    ---------
for a term of 8 years 4 months commencing March 1, 1999 and ending July 31, 2007. The entity from time to time holding the Landlord's interest under the Headlease is referred to as "Headlandlord".

     B. Subtenant desires to sublease from Sublandlord and Sublandlord desires to sublease to Subtenant the Premises upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the Premises, the rents reserved herein and the mutual benefits to be derived by Sublandlord and Subtenant, the parties hereby agree as follows:

                              ARTICLE 1 - SUBLEASE
                              --------------------

1.1  Sublease.
     --------

     Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term at the rental, and upon all of the conditions set forth herein, the Premises.

                              ARTICLE 2 - HEADLEASE
                              ---------------------

2.1  Sublease Subject to Headlease.
     -----------------------------

     Except as otherwise expressly provided in this Sublease and the Consent to Sublease Agreement the ("Consent") executed by Landlord, Sublandlord and Subtenant following the execution of this Sublease, Sublandlord and Subtenant hereby acknowledge and agree that this Sublease is subject and subordinate to all terms, conditions and covenants of the Headlease. As between Sublandlord and Subtenant, however, subject to any modifications contained in the

Consent, the terms of this Sublease shall govern in the event of any inconsistency between the Sublease and the Headlease.

 2.2 Compliance with Headlease.
     -------------------------

(a) For the purposes of this Sublease only, Subtenant covenants and agrees to assume all of the responsibilities and obligations of Sublandlord as the tenant under the Headlease with respect to the Premises for the entire Sublease Term (as hereinafter defined) (other than those provisions specifically excluded or modified in this Sublease, including, but not limited to, the obligations to pay rent which payment obligations are governed by this Sublease). Sublandlord and Subtenant each covenant and agree to deliver promptly to the other copies of any and all notices or other correspondence received by each from the Headlandlord which are applicable to the Premises, and each further agrees, notwithstanding anything contained in Article 12.5 hereof to the contrary, to deliver such notices in the manner most appropriate to insure that the other will be able to respond to any of such notices or other correspondence from the Headlandlord within any time periods set forth in the Headlease.

(b) Subtenant covenants and agrees not to do, permit or allow any act which would or might violate or constitute a breach of or a default under any of the terms and conditions of the Headlease, or which would or might render Sublandlord liable for any damage, claim, charge, penalty or expense thereunder.

(c) Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Headlandlord under the Headlease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Headlease by the Headlandlord, Subtenant agrees that Sublandlord shall be entitled to look to Headlandlord for such performance. Notwithstanding the foregoing, Sublandlord shall promptly take such action as may reasonably be indicated, under the circumstances, to secure such performance upon Subtenant's request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of Headlandlord.

 2.3 Services.
     --------

     Except as otherwise provided in the Consent and as otherwise limited herein, Subtenant hereby acknowledges and agrees that the only services, amenities and rights to the Premises, and to which Subtenant is entitled under this Sublease are those to the Premises to which Sublandlord is entitled under the Headlease, subject to all the provisions, restrictions and conditions set forth in the Headlease and this Sublease. Sublandlord shall not be liable to Subtenant for Headlandlord's failure to provide any such services, amenities and rights, nor shall any such failure be construed as a breach of this Sublease by Sublandlord or an eviction of Subtenant, unless any such failure is the result, directly or indirectly, of Sublandlord's act or failure to act in accordance with the Headlease, during a period when Subtenant is not in default under this Sublease. Further, Headlandlord's failure to provide any such services, amenities and rights shall not entitle Subtenant to an abatement of any of the Basic Rent, Additional Rent (as hereinafter defined) or any other sums payable under this Sublease, except and only to the extent that (a) Sublandlord receives an abatement under the Headlease with respect thereto, or
(b) such
failure to provide services, amenities or rights is due solely to Sublandlord's uncured default under the Headlease.

2.4  Exercise of Rights and Remedies Under Headlease.
     ------------------------------------------------

     Subtenant shall not have the right to exercise any of Sublandlord's options or elections permitted or authorized under the Headlease, or to institute any action or proceeding against Headlandlord for the enforcement of the Headlease. If Headlandlord shall default in the performance of any of its obligations under the Headlease, Sublandlord shall, upon the written request of Subtenant and at Subtenant's sole cost and expense, use its good faith efforts to enforce the Headlease and obtain Headlandlord's compliance with its obligations thereunder. Sublandlord shall in no event be liable to Subtenant for any default by Headlandlord in the performance of its obligations under the Headlease, nor shall any such default be construed as a breach of this Sublease by Sublandlord or an eviction of Subtenant, or entitle Subtenant to an abatement of any of Basic Rent, Additional Rent or any other sums payable under this Sublease, except and only to the extent that (a) Sublandlord receives an abatement under the Headlease with respect thereto, or (b) such failure to provide services, amenities or rights is due to Sublandlord's uncured default under the Headlease during a period when Subtenant is not in default under this Sublease.

2.5  Exclusion from Headlease
     ------------------------

     Subject to the Consent, the following Articles and Exhibits of the Headlease are, without limitation, expressly excluded from this Sublease and shall not apply to the Subtenant except where expressly identified in this
Sublease: Basic Lease Information, Articles 2(a) and 2(b), Article 4, Article 7,
Article 9(a) (with respect to "Alteration Fee" only), Article 9(c) (with respect to the second sentence only), Article 9(d), Article 12 (first sentence only),
Article 14(a) (clause (i.) of the first subparagraph), Article 14(c), Article 15(a)(v), Article 17, Article 27, Article 36, Article 39(m), Exhibit B, Exhibit C, First Amendment to Lease and Second Amendment to Lease.

                            ARTICLE 3 - SUBLEASE TERM
                            -------------------------

3.1  Sublease Term.
     -------------

(a) Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby subleases and takes from Sublandlord the Premises for a term (the "Sublease Term") commencing January 1, 2002 (the "Term Commencement Date") and expiring as providkd in the Headlease on July 30, 2007 (the "Expiration Date"), unless terminated earlier according to the terms hereof or extended according to the terms of Article 3.1(b), for the rent herein reserved and upon and subject to the covenants, agreements, terms, conditions and provisions hereinafter set forth. Except as otherwise provided in the Consent, if the Headlease is terminated in accordance with its terms (whether by expiry, termination or surrender) this Sublease shall be automatically terminated at the same time as the Headlease is terminated. Subtenant agrees to accept possession of the Premises on or after November 12, 200l.

(b) Notwithstanding the foregoing provisions of Article 3.1(a), if the Sublandlord exercises the option to renew the Headlease as provided in Article 40 of the Headlease, the Sublandlord, at th.e same time as written notice of such exercise is delivered to the Headlandlord, shall send to Subtenant a copy of said notice. Subtenant shall then have the option to renew this Sublease for an additional term equal to the term set forth in Article 40 of the Headlease. Such renewal option must be exercised, if at all, by written notice given to Sublandlord not later than three (3) months after receipt of a copy of Sublandlord's notice to Headlandlord. Notwithstanding the foregoing provisions of this Article 3.1(b), this renewal option shall be null and void and Subtenant shall have no right to renew this Sublease if, (i) the Sublandlord fails to renew the Headlease, or (ii) on the date Subtenant exercises such renewal option or on the date immediately preceding the commencement of the renewal period Subtenant is in default of any of its obligations under this Sublease. If Subtenant exercises such renewal option, then during the renewal period the Base Rent payable by Subtenant shall be determined as provided in the second paragraph of Article 40(a) of the Headlease; provided, however, that the term "fair market rent" as used in said second paragraph of Article 40(a) of the Headlease shall mean the rental rate for comparable space under a sublease (and not a primary lease) to new subtenants.

(c) Subtenant shall throughout the Sublease Term lease the chattels listed or described in Exhibit C attached hereto (collectively, the "Chattels") and shall use the Chattels in connection with the use of the Premises only; provided, however, that Subtenant may remove all or any portion of the Chattels from the Premises and store said Chattels in a commercial facility engaged in the business of storing similar property of its customers. Such storage of the Chattels shall be at the sole cost and expense of Subtenant and shall be in addition to the rent payable by Subtenant for such Chattels pursuant to Article
4.3. In the event that all or any portion of the Chattels are removed from the Premises for storage, Subtenant shall provide to Sublandlord written notice specifying the location of Chattels so removed and a complete inventory of the Chattels removed from the Premises and placed in storage.

 3.2 Common Area.
     -----------

     Except as otherwise provided in the Consent, Subtenant's use of the Common Area shall be subject to all restrictions, covenants and rules and regulations of the Headlease, including the CC&R%. Except as otherwise provided in the Consent, Subtenant covenants not to do or permit to be done any act in or on the Common Area which would unreasonably interfere with the use or enjoyment of the Common Area by the other tenants and occupants of other buildings on the Property.

 3.3 Surrender of Premises.
     ---------------------

(a) On the Expiration Date or upon the earlier termination of the Sublease or of Subtenant's right to possession of the Premises, Subtenant will at once surrender and deliver up the Premises, together with all improvements thereon, to Sublandlord in good condition and repair, reasonable wear and tear excepted; conditions existing because of Subtenant's failure to perform maintenance, repairs or replacements as required of Subtenant under this Sublease shall not be deemed "reasonable wear and tear." Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment and other articles of personal property used in the operation of the Premises (as distinguished from operations incident to the business of Subtenant). Subtenant shall surrender to Sublandlord all keys to the Premises and make known to Sublandlord the combination of all combination locks which Subtenant is permitted to leave on the Premises.

(b) All Initial Alterations (as defined in Article 5.1(a)) and Other Subtenant Alterations (as defined in Article 5.l(a))in or upon the Premises made by Subtenant shall become a part of and shall remain upon the Premises upon such termination without compensation, allowance or credit to Subtenant; provided, however, that Sublandlord shall have the right to require Subtenant to remove any Other Subtenant Alterations, or portions thereof unless Consent specifically states that no such removal required. Said right shall be exercisable by Sublandlord's giving written notice thereof to Subtenant not less than sixty
(60) days prior to such Expiration Date or more than twenty (20) days after such termination. In addition to the foregoing, Subtenant shall also remove any Other Subtenant Alterations made by Subtenant, or portion thereof, which Headlandlord may require Sublandlord to remove, pursuant to the terms of the Headlease. In any such event, Subtenant shall restore the Premises to their condition prior to the making of such Other Subtenant Alterations, repairing any damage occasioned by such removal or restoration. If Sublandlord or Headlandlord requires removal of any Other Subtenant Alteration, or a portion thereof, and Subtenant does not make such removal in accordance with this Article 3.3, Sublandlord may remove the same (and repair any damage occasioned thereby), and dispose thereof, or at its election, warehouse the same. Subtenant shall pay the costs of such removal, repair and warehousing on demand.

(c) As between Sublandlord and Subtenant, Subtenant shall not be required to remove any Alterations performed by Sublandlord prior to the Term Commencement Date or to restore the Premises to their condition prior to the making of such Alterations. If Sublandlord is required under the Headlease to remove any Alterations performed prior to the Commencement Date, Subtenant shall permit Sublandlord to enter the Premises for a reasonable period of time prior to the Expiration Date, subject to such conditions as Subtenant may reasonably impose, for the purpose of removing Sublandlord's Alterations and restoring the Premises as required by the Headlease.

(d) On the Expiration Date, or upon the earlier termination of the Sublease or of Subtenant's right to possession of the Premises, Subtenant shall remove Subtenant's articles of personal property incident to Subtenant's business ("Trade Fixtures"); provided, however that Subtenant shall repair any injury or damage to the Premises which may result from such removal, and shall restore the Premises to the same condition as prior to the installation thereof. If Subtenant does not remove Subtenant's Trade Fixtures from the Premises on or before the Expiration Date or the earlier termination of this Sublease, Sublandlord may, at its option, remove the same (and repair any damage occasioned thereby and restore the Premises as aforesaid) and dispose thereof or warehouse the same, and Subtenant shall pay the cost of such removal, repair, restoration or warehousing to Sublandlord on demand, or Sublandlord may treat said Trade Fixtures as having been conveyed to Sublandlord with this Sublease acting as a Bill of Sale therefor, without further payment or credit by Sublandlord to Subtenant shall indemnify, defend and hold harmless from all damages, loss, cost and expense (including reasonable attorneys' fees) arising out of or in connection with Subtenant's failure to surrender the Premises in accordance with this Article 3.3. This Article 3.3 shall survive the termination or expiration of this Sublease.

3.4  Holding Over.
     ------------

     If Subtenant remains in occupancy of the Premises beyond the Expiration Date or earlier termination of the Sublease, it shall remain solely as a subtenant from month-to-month, and all provisions of this Sublease applicable to the Sublease Term shall remain in full force and effect, except that Basic Rent shall be 150% of that in effect upon the expiration or termination date. Nothing in this Article is intended or shall be construed to permit Subtenant to remain in occupancy of the Premises beyond the expiration or termination of the Sublease Term or to waive any right or remedy of Sublandlord as a result thereof. Subtenant shall defend, indemnify and save Sublandlord, its successors and assigns, harmless from any cost, loss, damage or expense, including, without limitation, attorneys' fees, incurred by Sublandlord as a result of any claim, suit, liability or demand arising out of, pertaining to or involving Subtenant's remaining in occupancy of the Premises beyond the expiration or termination of the Sublease Term.

3.5 Subtenant's Letter of Credit.
    ----------------------------

(a) Concurrently with the execution of this Sublease by Subtenant, Subtenant shall deliver to Headlandlord an unconditional irrevocable letter of credit ("Letter of Credit"), in the form and content required by the Consent, as consideration for Subtenant's execution of this Sublease and as consideration for the granting of an attornment clause to Subtenant by Headlandlord, as provided in the Consent. The Letter of Credit shall be maintained in effect from the date of this Sublease through thirty (30) days after the expiration or earlier termination of the Term, provided, however, that if the term of the Letter of Credit will expire prior to the expiration of such thirty (30) day period, Subtenant shall deliver to Headlandlord, at least fifteen (15) calendar days prior to the expiration date of the Letter of Credit, a renewal of the Letter of Credit or a replacement Letter of Credit which satisfies the conditions of this Article 3.6 and the Consent. Further, Subtenant shall deliver to Headlandlord, during said fifteen (15) day period, a confirmation from the issuer of said extension or replacement Letter of Credit.

(b) The Letter of Credit shall be issued, at Subtenant's sole expense, by a Chicago office of UBS Paine Webber, another similarly qualified financial institution or a San Francisco or New York office of a major national bank reasonably satisfactory to Subtenant and Sublandlord (the "Bank"), name the Headlandlord as the beneficiary, in the amount of $600,000.00 from and during the Sublease Term. The Letter of Credit shall be for a one-year term or, at Subtenant's election, longer, and shall not vary materially in form and content from Exhibit E. In the event that the Bank shall fail to notify Headlandlord that the Letter of Credit will be renewed for at least one (1) year beyond the then applicable expiration date, and Subtenant shall not have delivered to Headlandlord, at least fifteen (15) days prior to the relevant annual expiration date, a replacement Letter of Credit in the amount required hereunder and otherwise meeting the requirements set forth above, then Headlandlord shall be entitled to draw on the expiring Letter of Credit, up to the full amount thereof, and shall hold and apply the proceeds of such draw as Letter of Credit Proceeds pursuant to Article 3.5(a) above.

                                ARTICLE 4 - RENT
                                ----------------

 4.1     Rent.
         ----

         The Subtenant acknowledges that it has examined a copy of the Headlease and the covenants and obligations of the Landlord contained therein. The Subtenant shall honor, perform and observe all of the Sublandlord's covenants, obligations, and agreements therein respectively reserved and contained with respect to the Premises, including the payment of all rentals, charges, costs and other expenses of any kind or nature whatsoever to be paid by the Sublandlord under the Headlease, as if the same were a part of this Sublease.

 4.2     Basic Rent.
         ----------

         Commencing on January 1, 2002 (the "Rent Commencement Date"), and continuing throughout the Sublease Term, commencing in each year on the anniversary date of the Rent Commencement Date, Subtenant shall pay to Sublandlord or as it may from time to time direct as "Basic Rent", as rent, for the Premises:

         (i)     during Year 1 of the Sublease Term $694,251.00;

         (ii)    during Year 2 of the Sublease Term $715,078.56;

         (iii)   during Year 3 of the Sublease Term $736,530.84;

         (iv)    during Year 4 of the Sublease Term $758,626.80;

         (v)     during Year 5 of the Sublease Term $781,385.52; and

         (vi)    during Year 6 of the Sublease Term $804,827.16;

payable in each case in equal monthly installments in advance on the Rent Commencement Date and on the first day of each month thereafter during the Sublease Term. Basic Rent for any broken month shall be pro-rated.

4.3      Chattels.
         --------

         Commencing on the Rent Commencement Date and continuing throughout the Sublease Term, Subtenant shall pay to Sublandlord or as it may from time to time direct, as rent, for the Chattels:

         (i)     during Year 1 of the Sublease Term $150,000.00;

         (ii)    during Year 2 of the Sublease Term $154,500.00;

         (iii)   during Year 3 of the Sublease Term $159,135.00;

         (iv)    during Year 4 of the Sublease Term $163,909.05;

     (v)  during Year 5 of the Sublease Term $168,826.32 and

     (vi) during Year 6 of the Sublease Term $173,891.10;

payable in each case in equal monthly installments in advance on the Rent Commencement Date and on the first day of each month thereafter during the Sublease Term. Rent for any broken month shall be pro-rated.

4.4  Additional Rent.
     ---------------

(a) The Subtenant agrees to pay to the Sublandlord as additional rent in respect of the Premises, commencing on the Rent Commencement Date, all sums which the Sublandlord is from time to time required to pay to the Headlandlord as additional rent under the Headlease, including without limiting the generality of the foregoing the payments for Real Property Taxes, Tenant's Percentage Share of Operating Expenses, payments for taxes, rates, duties and assessments, water, utilities, bulbs, and other amounts due under the Headlease (collectively, "Additional Rent"). Additional Rent may be collected by the Sublandlord as rent, with all rights of distress and otherwise as reserved to the Sublandlord hereunder or at law in respect of rent in arrears.

(b) All payments of Additional Rent required to be paid by the Subtenant to the Sublandlord hereunder, shall be paid by the Subtenant to the Sublandlord not later than the times that such are payable by the Sublandlord to the Headlandlord under the Headlease.

4.5  Payments Generally.
     ------------------

     Payments by the Subtenant to the Sublandlord of whatsoever nature required or contemplated by this Sublease shall: (i) be made when due hereunder, without notice or demand therefor and without any abatement, set-off, compensation or deduction whatsoever at the address of the Sublandlord set forth above or at such other place as the Sublandlord may designate from time to time to Subtenant; (ii) be applied towards amounts then outstanding hereunder in such manner as the Sublandlord determines; and (iii) shall be subject to the late payment charges set out in Article 3 of the Headlease. In the event of any non-payment of any amounts required to be paid pursuant to the provisions of this Sublease, or the Headlease, as the case may be, the Sublandlord, in addition to any other rights hereunder or at law, shall have the same remedies and may take the same steps for the recovery of all amounts as the Sublandlord may have for recovery of rent in arrears under the terms of this Sublease or at law.

4.6  Net Sublease.
     -------------

     The Subtenant acknowledges and agrees that it is the intention of the parties that this Sublease shall be a completely carefree net Sublease for the Sublandlord, and that the Sublandlord shall not be responsible during the Sublease Term for any loss, charges, expenses and outlays of any nature or kind whatsoever arising from or relating to the Premises or the contents thereof and the Subtenant shall pay all such charges, impositions and expenses of every kind and nature relating to the Premises, as is required to be paid by the Sublandlord under the terms and provision of the Headlease save such as to be perfomed by the Headlandlord under the Headlease, and covenants with the Sublandlord accordingly. Any amount and any obligation relating to the Premises or this Sublease which is not expressly declared in this Sublease to be the responsibility of the Sublandlord shall be the responsibility of the Subtenant to be paid or performed by or at the Subtenant's expense.

                  ARTICLE 5 - DELIVERY OF PREMISES; ALTERATIONS
                  ---------------------------------------------

5.1     Delivery of Premises.
        ---------------------

(a) Alterations. Sublandlord has reviewed and approved detailed plans and specifications for the initial alterations and additions to the Premises and Common Area listed in Exhibit D (the "Initial Alterations"). Sublandlord hereby approves and consents to the construction by Subtenant of the Initial Alterations, provided that the Consent includes the consent of the Landlord to the construction of the Initial Improvements. Subtenant shall not make any other alterations in or additions to the Premises ("Other Subtenant Alterations"), if to do so would constitute a default under the Headlease (without regard to any requirement of notice or cure period). If Subtenant's proposed Other Subtenant Alterations would not constitute a default under the Headlease, Sublandlord's consent thereto shall nonetheless be required, but Sublandlord's consent to such Other Subtenant Alterations shall not be unreasonably withheld, and if Sublandlord consents thereto, Sublandlord shall use reasonable efforts to obtain the consent of the Headlandlord if such consent is required under the Headlease. If Other Subtenant Alterations are permitted or consented to, Subtenant shall make all Other Subtenant Alterations in accordance with all requirements set forth in the Headlease and this Sublease, and Subtenant shall be responsible to pay, directly to Headlandlord, all sums required to be paid in connection with the making of Alterations under the Headlease. Subtenant shall indemnify, defend and hold harmless Sublandlord against liability, loss, cost, damage, liens and expense imposed on Sublandlord arising out of the performance of Other Subtenant Alterations by Subtenant.

(b) Removal of Other Subtenant Alterations. If Subtenant performs any Other Subtenant Alterations, Subtenant shall be obligated to remove such Other Subtenant Alterations and restore the Premises to the condition existing on the Term Commencement Date if the Headlease or the Consent requires such removal and restoration.

(c) No Liens. Subtenant shall not do any act which in any way encumbers the title of the Headlandlord in and to the Premises, the Building or the Property (or any part thereof) nor shall the interest or estate of Headlandlord or Sublandlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Subtenant, or by reason of any other act or omission of Subtenant. Any lien shall, at Subtenant's expense, be discharged within ten (10) days after Notice is hereby given that Sublandlord and Headlandlord will not be liable for any labor, service or material furnished or to be furnished to Subtenant, and that no mechanics or other liens for such labor, services or materials shall attach to or affect the interest of Sublandlord or Headlandlord in and to the Premises or any part thereof. Subtenant shall defend, indemnify and save Sublandlord, Headlandlord and Headlandlord's mortgagee, if any, and their respective successors and assigns, harmless from any cost, loss, damage or expense, including, without limitation, attorneys' fees, incurred as a result of any claim, suit, liability or demand arising out of, pertaining to or involving any mechanics' or other lien or security interest which Subtenant permits to be filed against the Premises.

5.2  Condition.
     ---------

(a) The Premises are subleased and assigned to Subtenant and the rights to the Common Area are granted to Subtenant in their present condition by Sublandlord, without representation or warranty, express or implied, subject and subordinate to the Headlease, all easements, restrictions, agreements and recorded matters, all taxes and Real Property Taxes, not yet due and payable, and all applicable zoning restrictions, regulations and ordinances and building restrictions and governmental regulations now or hereafter in effect.

(b) By execution of this Sublease and except as expressly set forth herein, Subtenant acknowledges and agrees that it has inspected the Premises, the Building and the Property and shall accept the Premises and the Common Area on the Term Commencement Date in their then "as is" and "where is" physical and environmental condition. Subtenant acknowledges and agrees that neither Sublandlord nor its agents or employees has made any express warranty or representation regarding the physical or environmental condition of the Premises, the Common Area, the Building or the Property, the quality of material or workmanship of the Premises, the Common Area, the Building or the Property, latent or patent, or the fitness of the Premises, the Common Area, the Building or the Property for any particular use or purpose and that no such representation or warranty shall be implied by law, it being agreed that all such risks are to be borne by Subtenant.

(c)  Subtenant acknowledges that Exhibit A is an approximation only of the
                                 ---------
buildings and improvements on the Property and that no representation or warranty, express or implied, is hereby made by Sublandlord, its employees or agents, regarding the existence, location or size of any buildings or improvements in the Property. Subtenant acknowledges that, without Subtenant's consent, the owners, tenants and occupants of the Building or buildings on the Property may have the right to modify the buildings and improvements or construct additions or additional buildings or improvements in the Building or on the Property.

(d) The Sublandlord agrees, at its own expense, to deliver the Premises in a broom swept condition.

5.3  Signs.
     ------

     Subtenant acknowledges that any signage shall be subject to the terms of
Article 21 of the Headlease, CC&R's, Headlandlord's approval and all Legal Requirements, and at Subtenant's sole expense.

5.4  Access and Inspection.
     ----------------------

     Upon reasonable prior notice to Subtenant (but nothing in the foregoing shall limit any right of Headlandlord to enter the Premises under the Headlease), Sublandlord and Headlandlord, and their respective agents, shall have access to the Premises at all reasonable times to (i) examine and inspect and the Premises; (ii) repair the Premises or any part thereof in accordance

                                      -ll-

with the Headlease; (iii) show the Premises to prospective mortgagees and purchasers; and (iv) during the last one hundred twenty (120) days of the Sublease Term, to show the Premises to prospective assignees, subtenants.

                   ARTICLE 6 - USE, ASSIGNMENT AND SUBLETTING
                   ------------------------------------------

 6.1 Use.
     ---

     The Subtenant shall use and occupy the Premises from and after the Rent Commencement Date and shall thereafter conduct its business therein. The Premises may be used for general office and administrative purposes, including computer hardware and software development, engineering and laboratory facilities for development of scientific instrumentation and chemical reagents, light manufacturing facilities for the assembly of scientific instruments and production of chemical reagents, the development, light manufacturing and marketing of medical instruments or similar products and the storage of materials used in foregoing activities, including, but not limited to, chemicals which are classified by Article 8 of the Headlease as "Hazardous Materials" (the "Permitted Use"), and for no other purpose without the prior written consent of Landlord and Sublandlord; provided that such purpose is not precluded by and is in accordance with Article 8 (as modified by the Consent) and any other provisions of the Headlease and all other Legal Requirements applicable to the Premises and Subtenant's operations therein.

6.2  Legal Requirements.
     ------------------

     Subtenant shall comply with and cause the Premises to comply with: (a) all Legal Requirements and federal laws, orders and regulations now or hereafter applicable to the Premises or the occupancy or use thereof or the health and welfare of Subtenant's employees, invitees, licensees or customers, including, without limitation, Legal Requirements which require unforeseen or structural alterations or repairs to the Premises; (b) the Headlease; and (c) all easements, agreements, restrictions and recorded matters affecting or relating to the Premises, and all agreements entered into by Subtenant and Sublandlord with regard to the Premises, including insurance policies. Subtenant covenants not to do or permit to be done any act in the Premises which would unreasonably interfere with the use or enjoyment of the Premises, the Building or the other buildings on the Property by the occupants of the Premises, the Building or any of the other buildings on the Property.

6.3  Assignment and Subletting.
     -------------------------

     Subtenant may not assign or transfer this Sublease or sublet all or any part of the Premises without Sublandlord's prior written consent, and any assignment or subletting without Sublandlord's consent shall be void and of no effect. If Subtenant assigns this Sublease or sublets all or any part of the Premises, Subtenant shall nevertheless remain primarily liable to Sublandlord for the full payment of Basic Rent, Additional Rent and any other sum due under this Sublease and the observance and performance of all obligations, covenants and agreements under this Sublease as payments and obligations of a principal and not of a guarantor or surety as though no assignment or subletting had been made. Each sublease shall expressly be made subject to the provisions of this Sublease.

6.4  Hazardous Materials.
     -------------------

     Subject to the Consent, Sublandlord acknowledges and agrees that Subtenant, in addition to the Hazardous Materials permitted in, on or about the Premises or Real Property by Article 8 of the Headlease, shall be permitted to store and use in, on or about the Premises or Real Property, in a normal and customary manner for Subtenant's permitted uses of the Premises under this Article 6, the Hazardous Materials listed in Exhibit F attached hereto; provided that the Handling of such Hazardous Materials shall comply at all times with all Legal Requirements, including Hazardous Material Laws (as defined in the Headlease). When applying Article 8(d) of the Headlease as an incorporated provision of this Sublease, the Subtenant's indemnity of the Headlandlord and the Sublandlord shall not apply to the extent the Claim arises by reason of Hazardous Materials conditions existing upon the Premises or the Real Property as of the Term Commencement Date of this Sublease.

                       ARTICLE 7 - MAINTENANCE; UTILITIES
                       ----------------------------------

 7.1   Maintenance.
       -----------

     Subtenant covenants and agrees to comply with Article 10 of the Headlease. During the Sublease Term, Subtenant shall keep fully paid a contract for regular servicing and maintenance (at least once quarterly) of the heating, ventilating and air conditioning systems serving the Premises, which contractor shall be approved by Sublandlord, such approval not to be unreasonably withheld. Sublandlord shall not be required to maintain, repair or rebuild the Premises. Subtenant hereby waives the right to perform maintenance or make repairs at the expense of Sublandlord pursuant to any law at any time in effect.

                              ARTICLE 8 - INSURANCE
                              ---------------------

8.1  Subtenant's Insurance.
     ---------------------

     (a) Commencing on the Term Commencement Date, Subtenant shall take out and at all times during the Sublease Term Subtenant shall keep in force such insurance in respect of the Premises as shall comply with the obligations of the Sublandlord pursuant to Article 13 of the Headlease, and shall be subject to the same limitations of liability with respect to damage, loss or injury as are set out in the Headlease. Each policy shall name as additional insureds the Headlandlord, Headlandlord's mortgagee, if any, and Sublandlord. In addition, every policy shall provide that such policy shall not be canceled or materially amended without at least thirty (30) days prior written notice to the named and additional insureds and that it shall not be invalidated or the proceeds not payable by or due to any act or neglect of Subtenant or the additional insureds, occupancy or use of the Premises for purposes more hazardous than permitted by such policy, any foreclosure or other proceedings relating to the Premises or change in title to or ownership of the Premises, or part thereof. Such policies shall not require Subtenant and the additional insureds to pay any portion of any loss, damage or claim prior to payment by the insurer. On the date that this Sublease is executed by Subtenant and thereafter not less than thirty (30) days prior to the expiration of such insurance, Subtenant shall deliver to Sublandlord certificates of such insurance. Subtenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Sublease.

(b) Sublandlord and Subtenant each hereby waives any and all rights of recovery against the other or against the directors, officers, shareholders, partners, employees, agents and representatives of the other, on account of loss or damage of such waiving party or its property, or the property of others under its control, to the extent that such loss or damage is insured against under any property coverage insurance policy which either may have in force at the time of such loss or damage. Subtenant shall, upon obtaining the policies of property insurance required under this Sublease, give notice to its insurance carrier(s) that the foregoing mutual waiver of subrogation is contained in this Sublease. The waivers set forth herein shall be required to the extent that same are available from each party's insurer without additional premium, if an extra charge is incurred to obtain such waiver, it shall be paid by the party in whose favor the waiver runs within fifteen (15) days after written notice from the other party.

 8.2 Indemnification of Sublandlord by Subtenant.
     -------------------------------------------

     Subtenant shall indemnify and hold harmless Sublandlord and the Headlandlord, and each of their agents and employees (collectively the "Indemnified Parties"), from and against any and all claims, suits, demands, damages, judgments, costs and expenses arising from Subtenant's use of the Premises, or from the conduct of Subtenant's business, or from any activity, work, act or omission of Subtenant and its agents, employees, contractors or invitees, or permitted or suffered by Subtenant in or about the Premises or elsewhere unless such claims, suits, demands, damages, judgments, costs and expenses are caused by or arise from the negligence or wilful conduct of any of the Indemnified Parties, and shall further indemnify and hold harmless Sublandlord or the Headlandlord, as the case may be, from and against any and all claims, suits, demands, damages, judgments, costs and expenses arising from any breach or default in the performance of any obligation on Subtenant's part to be performed under the terms of this Sublease, or arising from any negligence of Subtenant or any of Subtenant's agents, invitees, contractors, or employees, and from and against all costs, expenses and liabilities (including, without limitation, reasonable legal fees and disbursements) incurred in the defence of any such claim or any action or proceeding brought thereon. Subtenant agrees that should any action or proceeding be brought against Sublandlord or the Headlandlord by reason of any such claim, upon notice from Sublandlord or the Headlandlord, unless caused by or arising from the negligence or willful conduct of any of the Indemnified Parties, as the case may be, Subtenant shall defend the same at Subtenant's expense by counsel reasonably satisfactory to Sublandlord or the Headlandlord, as the case may be. The indemnifications set forth in this paragraph shall survive the expiration or earlier termination of this Sublease.

 8.3 Indemnification of Subtenant by Sublandlord.
     -------------------------------------------

     Sublandlord shall indemnify and hold harmless Subtenant and each of its agents and employees (collectively the "Subtenant Indemnified Parties"), from and against any and all claims, suits, demands, damages, judgments, costs and expenses arising from the use of the

Premises by Sublandlord, or from the conduct of Sublandlord's business, or from any activity, work, act or omission of Sublandlord and its agents, employees, contractors or invitees, or permitted or suffered by Sublandlord in or about the Premises or elsewhere unless such claims, suits, demands, damages, judgments, costs and expenses are caused by or arise from the negligence or wilful conduct of any of the Subtenant Indemnified Parties, and shall further indemnify and hold harmless Subtenant from and against any and all claims, suits, demands, damages, judgments, costs and expenses arising from any breach or default in the performance of any obligation on Sublandlord's part to be performed under the terms of this Sublease, or arising from any negligence of Sublandlord or any of Sublandlord's agents, invitees, contractors, or employees, and from and against all costs, expenses and liabilities (including, without limitation, reasonable legal fees and disbursements) incurred in the defence of any such claim or any action or proceeding brought thereon. Sublandlord agrees that should any action or proceeding be brought against Subtenant by reason of any such claim, upon notice from Subtenant, unless caused by or arising from the negligence or willful conduct of any of the Subtenant Indemnified Parties, as the case may be, Sublandlord shall defend the same at Sublandlord's expense by counsel reasonably satisfactory to Subtenant, as the case may be. The indemnifications set forth in this paragraph shall survive the expiration or earlier termination of this Sublease.

8.4    Legal Fees.
       -----------

       In the event a Party to this Sublease, without any fault on its part, is a party to any litigation commenced by or against the other Party, the other Party shall pay all costs including, without limitation, reasonable legal fees incurred by or imposed by or upon the Party in connection with such litigation.


                                ARTICLE 9 - TAXES
                                -----------------
9.1    Taxes.
       ------

       The Subtenant shall pay all taxes, Real Property Taxes, rates, duties and assessments as may be levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities on or in the Premises and in respect of any business carried on thereon or therein or in respect of the use or occupancy thereof by the Subtenant pursuant to the Headlease, including without limitation all sales, ad Valorem, business transfer, whether imposed on the Sublandlord, the Headlandlord or the Subtenant.


                              ARTICLE 10 - CASUALTY
                              ---------------------

10.1   Casualty.
       ---------

(a) If, during the Sublease Term, the Premises shall be partially or totally damaged or destroyed by fire or other casualty, Subtenant shall immediately notify Sublandlord of the existence and extent of such damage.

(b) If Headlandlord would have the right under Article 11 of the Headlease and elects to terminate pursuant to the terms of the Headlease, Sublandlord shall give prompt notice thereof to Subtenant and this Sublease shall terminate as of the same date as the Headlease terminates.

                              ARTICLE 11 - DEFAULT
                              --------------------

11.1 Subtenant's Default.
     -------------------

(a) Any one or more of following events shall be considered an "Event of Default" by Subtenant, as such term is used in this Sublease:

     (i) Subtenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Subtenant asking reorganization of Subtenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any state, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within sixty (60) days from the date of the entry or granting thereof; or

     (ii) Subtenant shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal Bankruptcy laws now or hereafter amended, or Subtenant shall institute any proceedings for relief of Subtenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, re-organization, arrangements, composition or extension; or

     (iii) Subtenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Subtenant or any of the property of Subtenant; or

     (iv) Subtenant shall admit in writing its inability to pay its debts as they become due; or

     (v) The Premises are levied on by any revenue officer or similar officer; or

     (vi) A decree or order appointing a receiver of the property of Subtenant shall be made and such decree or order shall not have been vacated, stayed or set aside within thirty (30) days from the date of entry or granting thereof; or

     (vii) Subtenant shall vacate or abandon the Premises during the Sublease Term or assign this Sublease or further sublet of the Premises other than in strict accordance with Article 6.3; or

     (viii) Subtenant fails to make any payment of rent required to be made by Subtenant as and when the same is due, notwithstanding the foregoing, Sublandlord shall give Subtenant notice of non-payment and three (3) days from receipt of such notice to cure such non-payment before assessing late fees and/or interest provided that in no event shall Subtenant be late in payment of any rent more than twice during any year of the Sublease Term; or

     (ix) Subtenant fails to secure insurance or to provide proper evidence of insurance as set forth in Article 8 of this Sublease or fails to keep the Premises, the Building or the Property free of lien claims as set forth in Article 5 of this Sublease and either such failure continues for more than seven (7) days after written notice thereof to Subtenant; or

     (x) Subtenant, by its act or omission, causes an event or condition under the Headlease which either is an Event of Default or default thereunder; or

     (xi) Subtenant fails to fulfill, keep, observe or perform any of the other covenants and obligations herein contained to be fulfilled, kept, observed and performed by Subtenant, and such failure continues for more than five (5) days after notice thereof in writing to Subtenant, provided, however, that if Subtenant, upon receipt of said notice, commences action to cure the default within such five (5) day period and diligently pursues such action to completion, such event shall not be considered an "Event of Default". Notwithstanding the foregoing, in the event the default is not cured within thirty (30) days of receipt of the aforesaid notice, such default shall be an "Event of Default".

(b) Upon the occurrence of any one or more Events of Defaults, Sublandlord may exercise any remedy against Subtenant which Headlandlord may exercise for Events of Default by Sublandlord under the Headlease. Without limiting the generality of the foregoing, Sublandlord may exercise the damage remedies available under California Civil Code Sections 1951.2 and 1951.4 or any similar or successor statute which provides that a lessor may continue a lease in effect and recover damages as they become due.

11.2 General Provisions Regarding Default.
     ------------------------------------

     No right or remedy under this Sublease or at law or equity shall be exclusive of any other right or remedy but shall be cumulative. Failure to insist upon strict performance of any provision of a this Sublease or to exercise any right or remedy of this Sublease or at law or equity shall not constitute a waiver of any future performance. Receipt by Sublandlord of any Basic Rent, Additional Rent or other sum payable under this Sublease with knowledge of an Event of Default or Subtenant's breach of this Sublease shall not constitute a waiver of such Event of Default or breach. No waiver by either party of any provision of this Sublease shall be deemed to have been made unless made in writing. Each party shall be entitled to injunctive relief in the event of violation or threatened violation of the other party's material obligations hereunder beyond applicable cure periods. Subtenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have to redeem the Premises or to have a continuance of this Sublease after expiration or termination of Subtenant's right of occupancy by order or judgment, any legal process or writ, or under the terms of this Sublease.

                         ARTICLE 12 - GENERAL PROVISIONS
                         -------------------------------

12.1      Mortgage Subordination.
          -----------------------

          Upon request by Sublandlord or Headlandlord, Subtenant shall execute and deliver an agreement subordinating this Sublease and Subtenant's interest in the Premises to any mortgage upon the Premises, the Building or the Property (or part thereof) or to any mortgage of Sublandlord's leasehold interest under the Headlease; provided that the holder of such mortgage shall agree in writing not to disturb Subtenant's tenancy if there is no Event of Default.

12.2      Estoppel Certificates and Financial Statements.
          -----------------------------------------------

          Subtenant shall, from time to time, upon ten (10) days prior written request from Sublandlord, cause to be executed, acknowledged and delivered a certificate stating that this Sublease is unmodified and in full effect (or, if there have been modifications, that this Sublease is in full effect as modified and setting forth such modifications), the amount of Basic Rent, the dates to which Basic Rent has been paid, and stating that, to the knowledge of Subtenant, either no default exists under this Sublease or specifying each such default of which Subtenant has knowledge. Subtenant shall, from time to time, but not more than once in any calendar year during the Sublease Term, upon ten (10) days prior written request from the Sublandlord, deliver or cause to be delivered to Sublandlord or its designee, then current financial statements (including a statement of cash flows) certified as accurate by a certified public accountant and prepared in conformance with generally accepted accounting principles for
(i) Subtenant, (ii) any entity which owns a controlling interest in Subtenant,
(iii) any entity the controlling interest of which is owned by Subtenant, and
(iv) any successor entity to Subtenant by merger or operation of law.

12.3      Representations and Warranties of Subtenant.
          --------------------------------------------

          Subtenant represents and warrants to Sublandlord that: (i) Subtenant is a corporation, duly organized, validly existing and in good standing under the laws of California and has the power to own its property and assets and carry on its business in California (ii) the execution of this Sublease constitutes the binding obligation of Subtenant and has been authorized by Subtenant's Board of Directors; and (iii) the Sublease of the Premises will not conflict with or result in a breach of Subtenant's Articles of Incorporation or Bylaws or any agreement to which Subtenant is a party or by which it may be bound, or violate any state or federal governmental law, statute, ordinance or regulation.

12.4      Representation and Warranties of Sublandlord.
          ---------------------------------------------

          Sublandlord represents and warrants to Subtenant that: (i) the Headlease is valid and subsisting and to the best of Sublandlord's knowledge, there are no and have been no defaults thereunder (ii) all payments of rent and other charges have been paid under the Headlease to the date of this Sublease and will be paid to the Rent Commencement Date.

12.5      Notices; Demands and Other Instruments.
          ---------------------------------------

          All notices, demands or other communications given pursuant to this Sublease shall be in writing and shall be deemed given on the date mailed if sent by overnight delivery by nationally recognized overnight courier or by registered or certified mail, return receipt requested, with postage prepaid if:
(a) when mailed to Sublandlord, it is addressed to Sublandlord at its address set forth above, marked "Attention: Chief Financial Officer", and (b) when mailed to Subtenant, it is addressed to Subtenant at its address set forth above. The parties may specify any other address in the United States or Canada with not less than fifteen (15) days' written notice to the other party.

12.6      Chattels.
          ---------

          The Chattels are made available for Subtenant's use on an "as is" and "with all faults" basis, and Sublandlord shall have no obligation to alter or repair the Chattels in anticipation of Subtenant's use. Such right of use shall end upon the termination of this Sublease. During the Sublease Term, Subtenant shall (a) insure the Chattels against loss, (b) maintain the Chattels in good condition and repair, (c) not remove the Chattels from the Premises except with Sublandlord's consent, and (d) bear all risk of loss to the Chattels. Notwithstanding the foregoing, Subtenant shall be entitled upon the expiration of the Sublease Term by affluxion of time but not otherwise and so long as all rent payable hereunder has been paid to purchase the Chattels from Sublandlord for $1.00.

                           ARTICLE 13 - MISCELLANEOUS
                           --------------------------

13.1      Severability.
          -------------

          If any provision of this Sublease or its application to any person or circumstance shall be declared invalid or unenforceable, the remaining provisions of this Sublease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby and each provision shall be valid and enforceable to the extent permitted by law.

13.2      Binding Effect.
          ---------------

          Subject to the terms and restrictions of Article 6.3 and this Article all provisions contained in this Sublease shall be binding upon, inure to the benefit of, and be enforceable by, the respective heirs, executors, representatives, successors and assigns of Sublandlord and Subtenant. The covenants and obligations of Sublandlord under this Sublease shall not be binding upon the Sublandlord herein named or any subsequent Sublandlord with respect to any period subsequent to the transfer of all its interests in the Premises, and, in the event of any such transfer, Subtenant agrees to look solely to the transferee for the performance of any term, covenant, obligation, warranty or representation of Sublandlord hereunder, but only with respect to the period beginning with such transfer and ending with a subsequent transfer of such interest. If Sublandlord terminates the Headlease and assigns this Sublease to the Headlandlord, Subtenant hereby agrees to attorn to the Headlandlord as the "Sublandlord" under this Sublease provided that Headlandlord assumes Sublandlord's obligations under this Sublease. If Sublandlord shall acquire a fee interest in the Building or the Property, this Sublease shall continue as a direct lease between. Sublandlord, as landlord, and Subtenant, as tenant.

13.3  Interpretation.
      --------------

      Where used in this Sublease, any word or term which is specifically defined in the Headlease shall have the meaning ascribed to it in the Headlease unless such word or term is otherwise defined in this Sublease. This Sublease is the product of negotiation and the parties agree that it shall be interpreted in accordance with its fair and apparent meaning and not for or against either party.

13.4  Governing Law.
      -------------

      This Sublease shall be interpreted under and is governed by the laws of California.

13.5  Recitals.
      --------

      The recitals to this Sublease are hereby incorporated in this Sublease.

13.6  Headings and Captions.
      ---------------------

      The Article and Subarticle captions are for the convenient reference of the parties only and are not intended to and shall not be deemed to modify the interpretation of the Article or subarticle from that which is indicated by the text of the Article or subarticle alone.

13.7  Survival or Representations and Warranties.
      ------------------------------------------

      All of the representations, warranties and indemnities contained in this Sublease shall survive indefinitely the expiration or termination of this Sublease.

13.8  Entire Agreement.
      ----------------

      Sublease contains the entire agreement between the parties with respect to the Premises and all prior negotiations or agreements, whether oral or written, are superseded and merged herein.

13.9  Amendments.
      ----------

      This Sublease may not be changed or amended except by a writing duly authorized and executed by the party against whom enforcement is sought.

13.10 Number, Gender.
      --------------

      Word importing the singular number only include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter gender, and word importing persons shall include firms and corporations, and vice versa.

 13.11  Brokers.
        -------

        Except for CB Richard Ellis and Charles E. Smith Commercial Realty,
 LP, Sublandlord and Subtenant covenant and represent to each other that no parties are entitled to be paid a fee or commission in connection with the transaction contemplated by this Sublease. If any other individual or entity shall assert a claim to a finder's fee or commission as a broker or a finder, then the party who is alleged to have retained such individual or entity or whose acts, omissions or representations are alleged to give rise to such claim shall defend (with counsel reasonably acceptable to the indemnified party), indemnify and hold harmless the other party from and against any such claim and all costs, expenses, liabilities and damages incurred in connection with such claim or any action or proceeding brought thereon. Subtenant agrees and acknowledges that no broker is entitled to any commissions arising from the leasing of the Chattels by the Sublandlord to the Subtenant. Subtenant shall indemnify and hold harmless Sublandlord and its agents and employees, from and against any and all claims, suits, demands, damages, judgments, costs and expenses arising with respect to commissions' claimed by any broker pertaining to the Chattels.

 13.12  Condition Precedent.
        -------------------

        This Sublease is subject to the execution of the Consent by the Landlord and delivery of the Consent to the Sublandlord and Subtenant on or before the Term Commencement Date. If the Landlord refuses to consent to this Sublease, then this Sublease shall simultaneously terminate and neither party shall have any further rights or obligations under the Sublease and hereby release any claims against one another, and each party releases the other from any cost, loss, damage, claim, liability, expense, fee or charge related thereto or arising therefrom.

 13.13  Facsimile Copies.
        ----------------

        The parties hereto (i) have each agreed to permit the use, from time to time and where appropriate, of telecopied signatures in order to expedite the transaction contemplated by this Agreement, (ii) each intend to be bound by its respective telecopied signature, (iii) are each aware that the other will rely on the telecopied signature, and (iv) each acknowledge such reliance and waive any defenses to the enforcement of the documents effecting the transaction contemplated by this Agreement based on a telecopied signature.

 13.14  Counterparts.
        ------------

        This agreement may be executed in any number of counterparts, each of which shall constitute an original hereof and all of which together shall constitute a single instrument.

13.15  Memorandum of Sublease.
       ----------------------

       This Sublease shall not be recorded. If a party records this Sublease, it shall be a default hereunder by such party.

       IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the date first above written.

                                              "SUBLANDLORD"

                                              CERTICOM CORP.,

                                              a Delaware Corporation
                                                --------------------------------

                                              By: /s/ Gregory M. Capitolo
                                                  ------------------------------
                                                  Name: Gregory M. Capitolo
                                                        ------------------------
                                                  Its:  CFO
                                                        ------------------------


                                              By: ______________________________

                                                  Name: ________________________

                                                  Its:  ________________________


                                              "SUBTENANT"
                                              GUAVA TECHNOLOGIES INC.,

                                              a ________________________________


                                              By: /s/ [SIGNATURE ILLEGIBLE]
                                                  ------------------------------
                                                  Name: [SIGNATURE ILLEGIBLE]
                                                        ------------------------
                                                  Its:  President
                                                        ------------------------


                                              By: /s/ Jack Giroux
                                                  ------------------------------
                                                  Name: Jack Giroux
                                                        ------------------------
                                                  Its:  Executive V.P.
                                                        ------------------------

                                    EXHIBIT A
                                    ---------

                                  The Premises

                       Exhibit A from Headlease attached

                                   EXHIBIT A
                                   ---------


                             Mt. Eden Business Park
                                  Hayward, CA


                        [DRAWING OF MOUNT EDEN BUSINESS]

                     PREMISES: Building A (Entire Building)

                                    EXHIBIT B
                                    ---------

                                    Chattels

                          INVENTORY LIST FOR BUILDING A

Bldg. A                         Description                                  Qty

          Teknion 8'xlO' cubes include -                                     46
          (1) worksurface, (1) two drawer with one file cabinet, (1) two drawer file, (1) mobile ped, (1) overhead bin, (1) set of cube access., (1) shelf, (1) corner shelf, (1) chair.

          Hard wall office furniture includes -                              11
          (new side of building)
          (1) desk, (1) return, (1) credenza, (1) credenza hutch, (l) wardrobe, (1) under desk storage, (1) desk chair (2) wood back chairs.

          Concierge office                                                    1
          (1) desk, (1) return, (1) credenza (1) hutch  for credenza,
          (1) 36" round table, (l) ward-robe, (1) desk chair, (3) wood back chairs.

          Executive office includes -
          (1) desk, (1) credenza, (1) credenza hutch, (2) wardrobe,
          (1) round table,(l) desk chair.

          Workrooms includes - (new side)                                     4
          (1) 48 round table, (4) chairs, corner table

          Boardroom B includes                                                1
          (1) confer. table, (14) chairs, (1) corner table

          Main Boardroom includes -                                           1
          (1) conference table (16"x4"), (14) chairs
          (1) wall white board with wood front
          (1) retractable ceiling screen

          Classroom one includes -                                            1
          (8) tables, (14) chairs
          Classroom two includes -                                            1
          (8) tables, (14) chairs
          lateral file cabinets with wood tops
          Three drawer lateral 42" wide file                              9
          Three drawer lateral 36" wide file                              2

          Upholstery
          Brayton sofa (fabric/leather)                                   1
          Brayton sofa *                                                  1
          Matching chairs (large) *                                       2
          Brayton chairs(leather) with attached work surface.             3
          Dual colored leather chair                                      2

          Other breakout furniture
          oval wood/glass coffee table                                    2
          round wood/glass coffee table                                   1
          round wood/glass end table                                      2


          Additional furniture wood furniture

          credenza (122"w X 20d X 26h)                                    1


          Breakout kitchen
          Refrigerator                                                    1
          Microwave                                                       1

          Hayworth Workstations (older side)

          Hayworth 8 x 10 cubes include -                                25
          (1) worksurface,(1) two drawer lateral file
          (1) overhead bin and a chair
          Keyboard trays                                                 11

          Hayworth 8 X 8 cubes include -                                 20
          (1) worksurface, (1) 2 drawer lateral file
          (1) 2 drawer w/file,
          (1) overhead bin and chair
          Keyboard trays                                                  5

          Hayworth 8 X 7 cubes include -                                  5
          (1) worksurface, (1) 2 drawer narrow file
          (1) 2 drawer w/file,(l) overhead bin and a chair
          Keyboard trays                                                  2

          Hayworth 7 X 10 cubes include -                                 3
          (1) 2 drawer w/file, overhead bin and chair


          hard wall offices older side of building
          offices have one desk, small credenza
                with hutch top and a chair                          6

                offices have one desk, small credenza
                bookcase and a chair                                2

                Additional furniture

                whiteboards hung in cubes                          27
                whiteboards in building not hung                    5

                file cabinets metal (light gray)
                30" file cabinets two drawer                        6
                36" file cabinet two drawer                         1
                42" file cabinet two drawer                         3

                Additional file cabinets metal (dark gray)
                30" file cabinets three drawer                      7
                36" file cabinets three drawer                     13
                42" file cabinets three drawer                      2
                30" file cabinets two drawer                        3

                metal file cabinet (16w X 22d X 23h)                2
                metal file cabinet (15w X 24d X 28h)                2

                It. Yellow metal bookcase(3lw X 13dx 54h)           1
                36" round tables                                    9

                Bookcases with 3 shelves (dark gray)                8
                bookcases with 4 shelves (dark gray)                5

                mail slot cabinets 37"x13"x60"                      2
                mail slot cabinets 37"x13"X36"                      6
                mail slot cabinets 37"xl3"x71"                      1

                5 drawer tilt lid file cab.(36w X 18d X 64h)        3

                metal desk with laminate top and side               3
                return with 2 attached files and 2 drawers and a chair

                metal desk with laminate top, 2 attached            1
                drawer w/file and pencil drawer and a chair

                wood two sided white board with                     1
                storage at the bottom (45w X 16dX 58h)

                very large curved whiteboard                        1

                plastic table (59w X 29d X 28h)                     1
                plastic table (computer)                            1

          It. Gray table (48w X 30d X 28h)                          1

          folding table (72w X 30d X 29h)                           1

          freestanding millwork - L shape                           1
          (7 feet long, 38 inches deep, 34 inches high

          Extra desk chairs not in cubes or offices                23

          workrooms on older side of building                       2
          table, (4) chairs, small phone table

          Kitchen table and chairs

          Tall table                                                8
          Barstools                                                42
          Table                                                     4
          Chair                                                    12
          Refrigerator                                              3
          Microwave                                                 2
          large serving table                                       1
          Dishwasher                                                2
          floor mat                                                 2

          Phones and equipment

          M2008 phones, one in every office                       126
          and one in every cube and workroom

          paging system                                             1

          alarm system and access control computer                  1

                                   EXHIBIT C
                                   ---------

                                    Headlease

                                    Attached

                                    NET LEASE
                             BASIC LEASE INFORMATION

DATE:       October 30, l998

LANDLORD:   The Multi-Employer Property Trust, a trust organized under 12 C.F.R.
            Section 9.18

TENANT:     Certicom Corp., a Delaware corporation

PREMISES:   All of the Building located at 25801 Industrial Blvd., Hayward,
            California

PROPERTY:   Mt. Eden Business Park, Hayward, California

USE: General Office and Administrative Purposes, including computer hardware and software development

TERM:       Approximately Seven (7) Years

ESTIMATED COMMENCEMENT DATE:         January 15, 1999.

INITIAL BASE RENT:                   $53,568.75

TENANT'S PERCENTAGE SHARE:           100%

SECURITY DEPOSIT:                    $75,000 & Letter of Credit described in
                                     Section 17

GUARANTOR:                           Certicom Corp. an Ontario corporation

BROKERS: CB Commercial Real Estate Group Inc.; Colliers Parish International Inc; Presco

ADDRESS FOR NOTICES:  Landlord:      The Multi-Employer Property Trust
                                     c/o Riggs & Company
                                     808 17th Street N.W.
                                     Washington, D.C. 20006
                                     Attn: Patrick O. Mayberry

                      Tenant:        Certicom Corp.
                                     200 Matheson Blvd. W
                                     Mississauga, Ontario
                                     Canada L5R 3L7

     After Commencement Date:        To Tenant at the Premises

LANDLORD'S CONTRIBUTION
TO TENANT IMPROVEMENTS:              $857,100.00

LANDLORD'S INITIALS:                 TENANT'S INITIALS:


/s/ [SIGNATURE ILLEGIBLE]            /s/ [SIGNATURE ILLEGIBLE]
--------------------------------     ------------------------------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
   1.  Premises.                                                              1
   2.  Term.                                                                  1
   3.  Rent.                                                                  1
   4.  Base Rent                                                              2
   5.  Operating Expenses                                                     2
   6.  Proration of Rent                                                      4
   7.  Tenant Improvements                                                    4
   8.  Use of the Premises                                                    5
   9.  Alterations                                                            7
   1O. Repairs                                                                8
   11. Damage or Destruction                                                  8
   12. Eminent Domain                                                         9
   13. Indemnity and Insurance                                               10
   14. Assignment or Sublet                                                  12
   15. Default                                                               15
   16. Landlord's Right to Perform Tenant's Covenants                        16
   17. Security Deposit; Letter of Credit                                    16
   18. Surrender of Premises                                                 18
   19. Holding Over                                                          18
   20. Access to Premises                                                    19
   21. Signs                                                                 19
   22. Subordination                                                         20
   23. Transfer of the Property                                              20
   24. Estoppel Certificates; Financial Statements                           21
   25. Mortgagee Protection                                                  21
   26. Attorneys' Fees                                                       21
   27. Brokers                                                               21
   28. Parking                                                               22
   29. Utilities and Services                                                22
   30. Intentionally Deleted                                                 22
   31. Acceptance                                                            22
   32. Use of Building Name                                                  22
   33. Recording                                                             23
   34. Quitclaim                                                             23
   35. Notices                                                               23
   36. Landlord's Exculpation                                                23
   37. Additional Structures                                                 23
   38. Consents and Approvals                                                24
   39. General                                                               24
   40. Renewal Option                                                        25


   EXHIBIT "A": Premises and Business Park Site Plan
   EXHIBIT "B": Tenant Improvements
   EXHIBIT "C": Commencement Date Memorandum
   EXHIBIT "D": Rules and Regulations
   EXHIBIT "E": Form of Tenant Estoppel Certificate
   EXHIBIT "F": Appraisal Procedure

                                   NET LEASE

     THIS LEASE, which is effective as of the date set forth in the Basic Lease Information, is entered by Landlord and Tenant, as set forth in the Basic Lease Information. Terms which are capitalized in this Lease shall have the meanings set forth in the Basic Lease Information.

1. Premises.
   --------

     Landlord leases to Tenant, and Tenant leases from Landlord, the Premises described in the Basic Lease Information (as shown on Exhibit A), together with
                                                      ---------
the right in common to use the Common Areas. The Common Areas shall mean the areas and facilities within the land shown on Exhibit A (the "Land") and within
                                              ---------
the Building identified in the Basic Lease Information (the "Building") and within all other buildings and improvements now or hereafter located on the Land, provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Property (e.g.,
                                                                   ---
restrooms; janitorial, telephone and electrical closets; sidewalks; driveways, public lobbies, entrances and stairs; and unreserved parking areas). The Common Areas shall include the Cultural Center delineated on Exhibit A (the "Cultural
                                                      ---------
Center"); provided, however, that Landlord may from time to time prescribe rules and regulations for use of and access to the Cultural Center by Tenant and other tenants of the Property. Without limitation of the provisions of any such rules and regulations, Tenant acknowledges that (i) no tenant of the Property (including Tenant) shall have exclusive rights to use the Cultural Center, (ii) on up to ten (10) occasions each calendar year some or all of the tenants of the Property (including Tenant) may be excluded from use of the Cultural Center,
(iii) access to the Cultural Center shall be restricted by means of a locked gate or other apparatus daily from 6:00 p.m. to 8:00 a.m. Landlord reserves the right to make changes to the Common Areas. The Building and such other buildings and improvements now or hereafter located on the Land are collectively referred to in this Lease as the "Buildings". The Land, the Buildings and the Common Areas are collectively referred to in this Lease as the "Property" or the "Real Property".

2. Term.
   ----

     a. Lease Term. The term of this Lease (the "Term") shall commence on the
        ----------
date the "Commencement Date") which is the later to occur of (x) January
15, 1999, or (y) Substantial Completion of the Tenant Improvements. "Substantial Completion of the Tenant Improvements" shall be deemed to have occurred when the Tenant Improvements (as defined in Exhibit B) have been completed in accordance
                                   ---------
with Final Plans (as defined in Exhibit B), subject only to the completion or
                                ---------
correction of Punch List Items. "Punch List Items" shall mean incomplete or defective work or materials in the Tenant Improvements which do not materially impair Tenant's use of the Premises for the conduct of Tenant's business therein. The Term shall end on the last day of the calendar month in which the seventh (7th) annual anniversary of the Commencement Date occurs (the "Expiration Date"). Notwithstanding the foregoing, if the Commencement Date is delayed due to Tenant Delay (as defined in Exhibit B), then for purposes of
                                           ---------
determining the commencement of Tenant's obligation to pay Base Rent and Operating Expenses pursuant to Sections 4 and 5 below, the Commencement Date shall be deemed accelerated by the period of Tenant Delay.

     b. Premises Not Delivered. If, for any reason, the Commencement Date does
        ----------------------
not occur by the Estimated Commencement Date, the failure shall not affect the validity of this Lease, or the obligations of Tenant under this Lease, and Landlord shall not be subject to any liability.

     c. Commencement Date Memorandum. When the Commencement Date is determined,
        ----------------------------
the parties shall execute a Commencement Date Memorandum, in the form attached hereto as Exhibit C, setting forth the Commencement Date and the Expiration
          ---------
Date.

     d. Early Entry. If Tenant is permitted by Landlord to enter the Premises
        -----------
prior to the Commencement Date for the purpose of fixturing or any purpose other than the conduct of Tenant's business, the entry shall be subject to all the terms and provisions of this Lease, except that Tenant's obligation to pay Base Rent and Operating Expenses shall not commence until the Commencement Date. Without limitation, in no event will Landlord consent to such early access if Landlord shall reasonably determine that the same might delay or interfere with Landlord's construction of the Tenant Improvements, or increase the cost of the Tenant Improvements.

3.   Rent.
     ----

As used in this Lease, the term "Rent" shall include: (i) the Base Rent; (ii) Operating Expenses payable by Tenant pursuant to Section 5 below; and (iii) all other amounts which Tenant is obligated to pay under the terms of this Lease. All amounts of money payable by Tenant to Landlord shall be paid without prior notice or demand, deduction or offset. If any installment of Base Rent is not paid by Tenant by the fifth (5th) day of the month, or if any payment of Operating Expenses or any other amount payable by Tenant is not paid within five
(5) days of the due date thereof, Tenant shall pay to Landlord a late payment charge equal to five percent (5%) of the amount of the delinquent amount, in addition to the amount of Rent then owing, regardless of whether a notice of default or notice of termination has been given by Landlord. In addition to the five percent (5%) late charge, any Base Rent, Operating Expenses or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall thereafter bear interest at the rate ("Interest Rate") which is the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable law. Notwithstanding the foregoing, Landlord shall give Tenant notice of non-payment and three (3) days from receipt of such notice to cure such non-payment twice in any calendar year before assessing such late fees and/or interest in such calendar year.

4.   Base Rent.
     ---------

  a. Initial Base Rent. Commencing on the Commencement Date, and thereafter on
     -----------------
the first day of each calendar month of the Term, Tenant shall pay Base Rent to Landlord (or other entity designated by Landlord), in advance, at Landlord's address for notices (as set forth in the Basic Lease Information) or at such other address as Landlord may designate. The Initial Base Rent shall be the amount set forth in the Basic Lease Information. Base Rent payable hereunder for the first full calendar month after Tenant's obligation to pay Base Rent commences shall be paid upon Tenant's execution of this Lease.

  b. Base Rent Adjustment. Commencing on the first day of the 37th full calendar
     --------------------
month of the Term, the base Rent shall increase to $56,831.09 per month, and shall be payable in such amount through the end of the 60th full calendar month of the Term. Commencing on the first day of the 61st full calendar month of the Term, the Base Rent shall increase to $60,292.10 per month, and shall be payable in such amount through the Expiration Date.

5.   Operating Expenses.
     ------------------

  a. Operating Expenses. Tenant shall pay Tenant's Percentage Share of Operating
     ------------------
Expenses incurred by Landlord during each calendar year falling in whole or in part during the Term.

  b. Operating Expenses. The term "Operating Expenses" shall include all
     ------------------
reasonable expenses and costs of every kind and nature, except as provided in the next paragraph, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, administration, maintenance, repair and operation of the Premises, the Buildings, the Common Areas and the balance of the Property, to the extent allocable to the Building in which the Premises is located. The allocation of Operating Expenses to the Building shall be made on the same ratio that the rentable square footage of the Building bears to the aggregate rentable square footage of all buildings in the Business Park (assuming for such purpose that all buildings in the Business Park, as shown on Exhibit A, attached hereto, are fully constructed); except where Landlord shall
---------
reasonably determine, for good cause, that the nature of any given

Operating Expense requires that it be allocated in another reasonable manner. Operating Expenses shall include, without limitation, the following: (i) all impositions relating to the Real Property, including Real Property Taxes (as defined in Section 5.d.); (ii) premiums for insurance relating to the Real Property, including as set forth in Sections 13.b., 13.d. and 13.i., and insurance deductibles paid by Landlord; (iii) wages, salaries, bonuses and expenses and benefits (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits, and costs of uniforms) of all on-site and off-site employees of Landlord or its agents, at the rank of property manager or below, engaged in operation, management, administration, maintenance, repair and security of the Real Property, including, without limitation, administrative, management and accounting personnel and the individual(s) responsible for management of the Property, and payroll, social security, workers' compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (iv) costs of all supplies, materials and equipment rentals used in operations; (v) all maintenance, janitorial, security and service costs; (vi) a management fee not to exceed 4% of all gross revenues from the Real Property, including revenues attributable to Tenant's and other tenants' payments of Operating Expenses; (vii) legal and accounting expenses, including the cost of audits by certified public accountants; (viii) all repair, painting and maintenance costs relating to the Real Property and its Common Areas, including sidewalks, landscaping, service areas, mechanical rooms, parking areas, Building exterior and driveways; (ix) all charges for heat, water, gas, steam, fuel, electricity and other utilities used or consumed in the Buildings and Common Areas; (x) costs of repairs, replacements, and general maintenance to and of the Building Systems and the Base Building Components (as such terms are defined in Sections 9.a. and 10.a.; respectively, below); (xi) the costs of capital improvements, capital replacements, capital repairs, capital equipment, and capital tools and devices installed or paid for by Landlord and intended to reduce other Operating Expenses or required to comply with Legal Requirements (as defined in Section 8.c. below) or intended for the protection of the health and safety of the cccupants of the Property; and (xii) Landlord's costs of maintaining the Cultural Center, which costs shall be deemed, for purposes of this Lease, the sum of $60,000.00, as such sum shall be increased on January 30, 1999 and each January 30th thereafter (each, an "Adjustment Date"), by the percentage increase in the Index over the one (1) year period ending on the date on which the Index is published in the month immediately preceding the Adjustment Date. With respect to any costs included in Operating Expenses under clause (x) which are capital expenditures, as determined by Landlord in accordance with generally accepted accounting principles consistently applied, and with respect to the costs of items included in Operating Expenses under clause (xi), such costs shall be amortized over a period determined by Landlord, together with interest on the unamortized balance at a rate per annum equal to three (3) percentage points over the Treasury Rate charged at the time such item is constructed or acquired, or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of acquiring or constructing such item, but in either case not more than the maximum rate permitted by law at the time such item is acquired or constructed. As used herein, "Treasury Rate" means the six-month United States treaty bill rate in effect from time to time by the San Francisco Main Office of Bank of America, NT&SA (or any successor bank thereto), or if there is no such rate, the rate quoted by such bank in pricing ninety day commercial loans to substantial commercial borrowers.

     The term "Index" as used herein shall mean the Consumer Price Index for All Urban Consumers (1982-84 = 100) San Francisco-Oakland-San Jose, California, All Items, published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the Bureau of Labor Statistics ceases to publish the above Index, or if the above Index is otherwise renamed, discontinued or superseded, the parties agree that the Bureau of Labor Statistics or any successor governmental agency thereto will be the sole judge of the comparability of successive indexes, but if no succeeding index is published, the calculations under this Lease based on the Index shall be made using the most closely comparable statistics on the purchasing power of the consumer dollar as published by a responsible financial authority and selected by Landlord.

         Operating Expenses shall not include the following: (i) depreciation on the Buildings or equipment or systems therein; (ii) debt service; (iii) rental under any ground or underlying lease; (iv) attorneys' fees and expenses incurred in connection with lease negotiations or disputes with past, current or prospective Building tenants; (v) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Buildings to be demised to tenants; (vi) advertising expenses; (vii) costs reimbursed by insurance proceeds; or (viii) real estate broker's or other leasing commissions.

         The parties agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost and/or expense shall not be interpreted as excluding any cost from Operating Expenses if such cost is an Operating Expense pursuant to the terms of this Section 5.b.

     c.  Monthly Increments; Adjustment. Promptly following the commencement of
         ------------------------------
the Term and prior to the commencement of each subsequent calendar year (or as soon thereafter as practicable), Landlord shall estimate the Operating Expenses payable by Tenant for such calendar year pursuant to this Section. Tenant shall pay to Landlord, on the first day of each month, in advance, one-twelfth (l/12) of Landlord's estimated amount. If at any time during the course of the year Landlord determines that the Operating Expenses payable by Tenant will vary from the then estimated amount, by notice to Tenant Landlord may revise the amount payable by Tenant during the balance of the calendar year such that the total estimated additional amount due from Tenant for such calendar year is paid by Tenant during the balance of the calendar year in equal monthly amounts. Within ninety (90) days (or as soon thereafter as practicable) after the close of each calendar year, Landlord shall provide Tenant with a statement to account for any difference between the actual and the estimated Operating Expenses for the previous year. Landlord's annual statement shall be final and binding upon Landlord and Tenant unless, within ninety (90) days after delivery thereof to Tenant, Landlord shall revise or Tenant shall contest any item therein by written notice to the other, specifying each item revised or contested and the reason therefor. Notwithstanding the foregoing, the Real Property Taxes included in any such annual statement may be modified by any subsequent adjustment or retroactive application of Real Property Taxes affecting the calculation of Operating Expenses. If Tenant has overpaid the amount of Operating Expenses owing pursuant to this Section, Landlord shall credit the overpayment against Tenant's next payments due under this Section 5. If Tenant has underpaid the amount of Operating Expenses owing pursuant to this Section, Tenant shall pay the amount of the underpayment to Landlord within thirty (30) days after Tenant's receipt of Landlord's statement. If all of the buildings in the Business Park shown on Exhibit A attached hereto are not fully constructed
                       ---------
during any calendar year, or if the rentable area of all such buildings or of the Building is not fully occupied during any calendar year, Operating Expenses for such calendar year shall be adjusted to equal Landlord's reasonable estimate of the Operating Expenses which would have been incurred during such calendar year if all buildings in the Business Park were constructed and the total rentable area of all such buildings and the Building were occupied, and such adjusted Operating Expenses shall be allocated to the Building as provided in
Section 5.b. above.

     d.  Definition of Real Property Taxes. The term "Real Property Taxes" shall
         ---------------------------------
mean any ordinary or extraordinary form of assessment or special assessment, license fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government for any maintenance or improvement or other district or division thereof. The term shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Premises, Building and/or Property, all other taxes which may be levied in lieu of real estate taxes, all assessments, assessment bonds, levies, fees, and other governmental charges (including, but not limited to, charges for traffic facilities, improvements, child care, water services studies and improvements, and fire services studies and improvements) for amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvement, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Building or Property or become payable during the Term.

e.   Acknowledgment of Parties. It is acknowledged by Landlord and Tenant that
     -------------------------
Proposition 13 was adopted by the voters of the State of California in the June, 1978 election, and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which formerly may have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of Real Property Taxes for purposes of this Lease.

f.   Taxes on Tenant Improvements and Personal Property. Notwithstanding any
     --------------------------------------------------
other provision hereof, Tenant shall pay the full amount of any increase in Real Property Taxes during the Term resulting from any and all Alterations (as defined in Section 9.a below) of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay, prior to delinquency, all taxes assessed or levied against Tenant's personal property, equipment, furniture or fixtures (collectively, "Personal Property") in, on or about the Premises. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the real or personal property of Landlord. Tenant recognizes that pursuant to Section 107.6 of the California Revenue and Taxation Code Tenant's possessory interest under this Lease may be subject to property taxation based on the full cash value, as defined in Sections 110 and 110.1 of the California Revenue and Taxation Code.

g.   Fiscal Year. Landlord shall have the right to account and bill for
     -----------
Operating Expenses on the basis of a fiscal year, rather than a calendar year as set forth above, and to revise such fiscal year from time to time, provided that Landlord follows generally accepted accounting principles consistently applied in connection therewith.

h.   Net Lease.  This shall be a Net Lease and Base Rent shall be paid to
     ---------
Landlord absolutely net of all costs and expenses except as expressly herein provided. The provisions for Tenant's payment of Tenant's Percentage Share of Operating Expenses are intended to pass on to Tenant and reimburse Landlord for Tenant's Percentage Share of all costs and expenses associated with the Real Property, except as expressly provided in this Lease.

6.   Proration of Rent. If the Commencement Date is not the first day of a
     -----------------
calendar month, or if the end of the Term is not the last day of a calendar month, Base Rent payable by Tenant pursuant to Section 4, and Operating
Expenses payable by Tenant pursuant to Section 5, shall be prorated on a daily basis (based upon a thirty (30) day month) for such fractional month. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 5.c. which are to be performed after the termination.

7.   Tenant Improvements. Landlord agrees to construct within the Premises
     ------------------
certain improvements to the Premises ("Tenant Improvements") pursuant to the terms of Exhibit B. Subject to completion of the Tenant Improvements (including,
         ---------
without limitation, the Punch List Items with respect thereto), the Premises shall be delivered to Tenant in its then "as-is" condition, and Landlord shall not have any obligation to make or pay for any alterations, additions, improvements or repairs to prepare the Premises for Tenant's occupancy. The foregoing shall not relieve Landlord from responsibility for correcting any latent defects in the construction of the Tenant Improvements, provided that written notice thereof is given by Tenant to Landlord within one (1) year from the Commencement Date.

8.   Use of the Premises.
     -------------------

a.   Use. The Premises shall be used solely for the use set forth in the Basic
     ---
Lease Information and for no other use or purpose. Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Real Property which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or suffer or permit the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, suffer or petit any nuisance in, on or about the Premises or the Real Property. Without limiting the foregoing, Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibration to emanate from the Premises, and no loudspeakers or other similar device which can be heard outside the Premises shall, without the prior written approval of Landlord, be used in or about the Premises. Tenant shall not commit or suffer to be committed any waste in, to or about the Premises. Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant's equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

   b.     Rules and Regulations: CC&R's.  Tenant shall comply with the Rules and
          -----------------------------
Regulations attached hereto as Exhibit D, as the same may be modified from time
                               ---------
to time by Landlord upon prior notice to Tenant (the "Rules"), to the extent Landlord the Rules are not in conflict with the other provisions of this Lease. In addition, Tenant shall comply with any covenants, conditions and restrictions ("CC&R's") applicable to the Real Property, and all rules, regulations and restrictions imposed by any association formed pursuant to the CC&R's, in each case to the extent Landlord has delivered a copy thereof to Tenant and the same are not in conflict with the provisions of this Lease.

   c.     Compliance. Tenant shall not permit the Premises to be used in
          ----------
violation of or in conflict with, and at its sole cost and expense shall promptly comply with, all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which hereinafter may be in force, with the requirements of any board of fire underwriters or other similar board now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises (all of the foregoing, collectively, "Legal Requirements"), insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, and Tenant shall perform all work to the Premises and other portions of the Real Property required to effect such compliance (or, at Landlord's election, Landlord may perform such work at Tenant's expense). The judgement of any court of competent jurisdiction or the admission of Tenant in any actions against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord or Tenant.

          In no event shall the foregoing, or any other provisions of this Lease, impose any obligation or liability upon Tenant to perform any work or otherwise remedy any non-compliant condition to the extent that such work or condition arises by reason of Landlord's failure to construct the Tenant Improvements and Landlord's Work (as defined in Exhibit B) in compliance with
                                                ---------
all Legal Requirements.

   d.     Hazardous Materials. Tenant shall not cause or permit the storage,
          -------------------
use, generation, release, handling or disposal (collectively, "Handling") of any Hazardous Materials (as defined below), in, on, or about the Premises or the Real Property by Tenant or any agents, employees, contractors, licensees, subtenants, customers, guests or invitees of Tenant (collectively with Tenant, "Tenant Parties"), except that Tenant shall be permitted to use in the Premises in a normal and customary manner normal quantities of office supplies or products (such as copier fluids or cleaning supplies) customarily used in the conduct of general business office activities ("Common Office Chemicals"), provided that the Handling of such Common Office Chemicals shall comply at all times with all Legal Requirements, including Hazardous Materials Laws (as defined below). Upon Landlord's request from time to time, Tenant shall provide to Landlord a complete written inventory of all Hazardous Materials which Tenant anticipates using or storing on, or discharging from, the Premises along with copies of all reports, permits and business plans filed with any federal, state, local or other governmental agency. Tenant shall update the inventory as frequently as required to reflect any material changes to the items required to be disclosed therein. Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord and all other Indemnitees (as defined in Section 13.a. below), harmless from and against all Claims (as defined in
Section 13.a. below), arising out of or in connection with, or otherwise relating to (i) any Handling of Hazardous Materials by any Tenant Party or Tenant's breach of its obligations hereunder, or (ii) any removal, cleanup, or restoration work and materials necessary to return the Real Property or any other property of whatever nature located on the Real Property to their condition existing prior to the Handling of Hazardous Materials in, on or about the Premises by any Tenant Party. Tenant shall promptly provide Landlord with copies of all notices received by it, including, without limitation, any notice of violations, notice of responsibility or demand for action from any federal, state or local authority or official in connection with the presence of Hazardous Materials in or about the Premises or any other portion of the Property. In the event of any release of Hazardous Materials upon the Premises or any other portion of the Property, or upon adjacent lands, if caused by Tenant or any other Tenant Party, Tenant shall promptly remedy the problem in accordance with all applicable Legal Requirements. For purposes of this Lease, "Hazardous Materials" means any explosive, radioactive materials, hazardous wastes, or hazardous substances, including without limitation asbestos containing materials, PCB's, CFC's, or substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 961-9657; the Hazardous Materials Transportation Act of 1975, 49 USC. Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning any such materials or substances now or at any time hereafter in effect (collectively, "Hazardous Materials Laws"). Tenant's obligations under this Section 8.d. shall survive the expiration or other termination of this Lease.

  9.      Alterations.
          -----------

     a. Alterations. Tenant shall not make any alteration, addition or improvement in, to or upon the Premises ("Alteration") without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld with respect to proposed Alterations which (i) are not structural in nature, (ii) do not affect the Base Building Components, (iii) are, in Landlord's opinion, compatible with the Building and the balance of the Real Property and the Building's mechanical, plumbing, electrical, heating/ventilation/air conditioning, communication, security and fire and other life safety systems (collectively, the "Building Systems"), and (iv) in Landlord's opinion will not interfere with the use and occupancy of any other portion of the Building or the Real Property by any other tenant or permitted * occupant thereof. Tenant shall give Landlord not less than ten (10) days' prior written notice of any Alteration Tenant desires to make. Any Alterations as to which Landlord shall consent shall be made only by contractors approved in advance, in writing by Landlord, which approval shall not be unreasonably withheld; provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform any work relating to or affecting the Building Systems or the Base Building Components. Tenant shall comply with all Legal Requirements applicable to each Alteration and shall deliver to Landlord a complete set of "as built" plans and specifications for each Alteration. Any work to the balance of the Building or Real Property related to or affected or triggered by Tenant's Alterations shall be performed by Tenant at Tenant's expense (or, at Landlord's election, Landlord may perform such work at Tenant's expense). Tenant shall be solely responsible for maintenance and repair of all Alterations made by Tenant. Tenant shall pay Landlord on demand (whether prior to or during the course of construction) an amount (the "Alteration Fee") equal to five percent (5%) of the total cost of each Alteration (and for purposes of calculating the Alteration Fee, such cost shall include architectural and engineering fees, but shall not include permit fees) as compensation to Landlord for miscellaneous costs incurred by Landlord in connection with the Alteration. In addition, Tenant shall reimburse Landlord for all third party fees paid by Landlord in connection with reviewing the proposed Alterations (whether or not the proposed Alterations are ultimately approved by Landlord or made by Tenant), including, without limitation, Landlord's architectural and engineering fees. All Alterations shall be performed diligently and in a first-class workmanlike manner and in accordance with plans and specifications approved by Landlord, and shall comply with Landlord's construction procedures and requirements for the Building (including Landlord's requirements relating to insurance and contractor qualifications and scheduling of the work).

     b.   Liens. If because of any act or omission of Tenant or anyone claiming
          -----
by, through, or under Tenant, any mechanic's lien or other lien is filed against the Premises or any other portion of the Real

Property or against other property of Landlord (whether or not the lien is valid or enforceable), Tenant shall, at its own expense, cause it to be discharged of record within a reasonable time, not to exceed ten (10) days, after the date of the filing. In addition, Tenant shall defend and indemnify Landlord and hold it harmless from any and all Claims resulting from the lien. Without limitation of Landlord's other remedies, Landlord shall have the rights under Section 16 below if any such lien is not timely discharged by Tenant.

  c.    Ownership of Alterations. All Alterations shall immediately become
        ------------------------
Landlord's property. Except as provided in Section 9.d., Landlord may require Tenant, at Tenant's sole expense and by the end of the Term, to remove any Alterations and to restore the Premises to its condition prior to the Alteration.

  d.    Request Regarding Removal Obligation. At the time that Tenant requests
        ------------------------------------
Landlord's consent to any Alteration, Tenant may request that Landlord notify Tenant if Landlord will require Tenant, at Tenant's sole expense, to remove any or all of the Alteration by the end of the Term, and to restore the Premises to its condition prior to the Alteration. Unless Landlord shall have expressly agreed in writing not to require such removal and restoration, Landlord's election right under Section 9.c. shall continue through the end of the Term as to such Alterations.

10.     Repairs.
        -------

  a. Landlord's Repairs. Landlord shall maintain the roof, foundations, floor
     ------------------
slabs and exterior walls of the Building (collectively, the "Base Building Components") in good condition and repair, reasonable wear and tear excepted. The term walls as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. The term roof as used herein shall not include skylights, smoke hatches or roof vents. Landlord shall also maintain in good condition and repair, reasonable wear and tear excepted, the Common Areas, including, but not limited to, the landscaped areas, parking areas and driveways. Tenant shall reimburse Landlord for Landlord's costs of complying with its obligations under this Section 10 in accordance with Section 5 above, provided, however, that any damage caused by or repairs necessitated by any act of Tenant or any other Tenant Party may be repaired by Landlord at Landlord's option and at Tenant's expense. Tenant shall give Landlord prompt written notice of any repairs required of Landlord pursuant to this Section 10, after which notice Landlord shall have reasonable opportunity to perform the same.

  b. Tenant's Repairs. Tenant shall, at Tenant's expense, maintain all parts of
     ----------------
the Premises in a good, clean and secure condition, promptly making all necessary repairs and replacements including, but not limited to, all windows, glass or plate glass, doors and any special store fronts or office entries, walls and wall finishes, floor covering, Building Systems, truck doors, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, skylights, smoke hatches, roof vents and utility equipment, in each case to the extent the same are located within or exclusively serve the Premises. Tenant shall, at Tenant's expense, also perform necessary pest extermination and regular removal of trash and debris. Landlord shall, at Tenant's expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole expense, immediately repair any damage to any demising wall caused by Tenant or its employees, agents or invitees or any other Tenant Party. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises and its other similar rights as provided in California Civil Code Sections 1932(l), 1941 and 1942 or any other Legal Requirement (whether now or hereafter in effect).

11.     Damage or Destruction.
        ---------------------

  a.    Landlord's Obligation to Rebuild. If the Premises are damaged or
        --------------------------------
destroyed, Landlord shall promptly and diligently repair the Premises unless Landlord has the option to terminate this Lease as provided herein, and Landlord elects to terminate.

  b.    Right to Terminate. Landlord shall have the option to terminate this
        ------------------
Lease if the Premises or the building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably estimates that the repair of the Premises or the Building cannot be completed within one hundred eighty (180) days after the casualty. Landlord shall also have the right to terminate this Lease if the repair is not fully covered by insurance maintained (or required to be maintained) by the Landlord pursuant to this Lease other than by reason of the deductible amounts under Landlord's insurance policies. Tenant shall have the option to terminate this Lease if the Premises is damaged or destroyed by fire or other casualty, and Landlord reasonably estimates that the repair of the Premises cannot be completed within one (1) year after the casualty. Landlord shall notify Tenant of Landlord's reasonable repair period estimate within (60) days after the casualty. If a party desires to exercise the right to terminate this Lease as a result of a casualty, the party shall exercise the right by giving the other party written notice of its election to terminate within thirty
(30) days after delivery of Landlord's repair period estimate, in which event this Lease shall terminate fifteen (15) days after the date of the terminating party's notice. If neither Landlord nor Tenant exercises the right to terminate this Lease, this Lease shall continue in full force and effect and Landlord shall promptly commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises or the Building as soon as practicable and thereafter prosecute the repair diligently to completion.

  c.    Limited Obligation to Repair. Landlord's obligation, should Landlord
        ----------------------------
elect or be obligated to repair or rebuild, shall be limited to the Building shell and any tenant improvements in the Premises which are constructed and paid for by Landlord pursuant to Exhibit B. Tenant, at its option and expense, shall
                            ---------
replace or fully repair all trade fixtures, equipment, Alterations and other improvements installed by Tenant and existing at the time of the damage or destruction.

  d.    Abatement of Rent. In the event of any damage or destruction to the
        -----------------
Premises which does not result in termination of this Lease, the Base Rent shall be temporarily abated proportionately to the degree the Premises are untenantable as a result of the damage or destruction, commencing from the date of the damage or destruction and continuing during the period required by Landlord to substantially complete its repair and restoration of the Premises; provided, however, that nothing herein shall preclude Landlord from being entitled to collect the full amount of any rent loss insurance proceeds. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's Personal Property or any inconvenience occasioned by any damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, and Sections 1941 and 1942 of the California Civil Code, and the provisions of any similar Legal Requirement (whether now or hereafter in effect).

  e.    Insurance Proceeds. If this Lease is terminated, Landlord may keep all
        ------------------
the insurance proceeds resulting from the damage payable pursuant to insurance coverage maintained by Landlord, and Tenant shall have no claims thereto.

12.     Eminent Domain. If all or any material part of the Premises or balance
        --------------
of the Real Property is taken for public or quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking (a "taking"), Landlord may terminate this Lease by written notice to Tenant within thirty (30) days after the taking. If all or any material part of the Premises is taken, and if the taking causes the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant, at its option and by giving notice within fifteen (15) days after the taking, may terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If part of the Premises is taken but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken as of the date Tenant is requited to surrender possession, and, unless Landlord shall have terminated this Lease pursuant to the foregoing provisions, Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken tenantable, and the Base Rent shall be reduced in proportion to the part of the Premises taken. All compensation awarded for the taking shall be the property of Landlord without any deduction therefrom for any estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to the award. Tenant shall have the right, however, to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses and removal of Tenant's Personal Property, provided that any such award to Tenant will not reduce the award which would otherwise be made to Landlord.

13.  Indemnity and Insurance.
     -----------------------

     a. Indemnity. Tenant shall hold Landlord and its constituent shareholders,
        ---------
partners, members or other owners, and all of their agents, contractors, servants, officers, directors, employees and licensees (collectively with Landlord, the "Indemnitees") harmless from and indemnify the Indemnitees against my and all claims, liabilities, damages, costs and expenses, including reasonable attorneys' fees and costs incurred in defending against the same (collectively, "Claims"), to the extent arising from (a) the acts or omissions of Tenant or any other Tenant Party in, on or about the Real Property, or (b) any construction or other work undertaken by or on behalf of Tenant in, on or about the Premises, whether prior to or during the Term, or (c) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in, on or about the Premises; except to the extent such Claims are caused by the negligence or willful misconduct of Landlord or its authorized representatives. In case any action or proceeding be brought against any of the Indemnitees by reason of any such Claim, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant's sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. The provisions of this Section 13.a. shall survive the expiration or earlier termination of this Lease with respect to any injury, illness, death or damage occurring prior to such expiration or termination.

     b. Fire and Extended Coverage. Landlord shall procure and maintain in full
        --------------------------
force and effect with respect to the Building (including any tenant improvements in the Premises constructed and paid for by Landlord pursuant to Exhibit B) a
                                                                 ---------
policy or policies of all risk insurance (including sprinkler, vandalism and malicious mischief coverage, and any other endorsements desired by the Landlord or required by the holder of any fee or leasehold mortgage on the Real Property, but excluding, at Landlord's option, the insurance described in Section 13.i. below) in such amount as Landlord shall determine, but in an amount at least equal to eighty percent (80%) (or such greater percentage as shall be required to preclude Landlord from being deemed a coinsurer)) of the full replacement cost (including debris removal, and demolition, but excluding the land and the footings, foundations and installations below the basement level) thereof. Such insurance, and all other insurance maintained by Landlord under this Lease, shall be for the sole benefit of Landlord, and the proceeds therefrom shall be under Landlord's sole control.

     c. Public Liability. Tenant, at its own cost and expense, shall keep and
        ----------------
maintain in full force and effect during the Term the following insurance coverages, written by an insurance company licensed by and admitted to issue insurance in the State of California, with a general policyholders' rating of "A" or better and a financial size ranking of "Class X" or higher, in the most recent edition of Best's Insurance Guide, in the form customary to the locality,
(i) commercial general liability insurance, including contractual liability coverage, insuring Tenant's activities with respect to the Premises and/or the Building against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises, with a minimum coverage of One Million Dollars ($1,000,000) per occurrence/Two Million Dollars ($2,000,000) general aggregate, plus a Five Million Dollar ($5,000,000) per occurrence/general aggregate umbrella, (ii) fire damage legal liability insurance and personal/advertising injury insurance (which shall not be subject to the contractual liability exclusion), each in the minimum amount of One Million Dollars ($1,000,000), (iii) medical payments insurance in the minimum amount of

Five Thousand Dollars ($5,000), (iv) worker's compensation insurance in statutory amounts, and (v) if Tenant operates owned, leased or non-owned vehicles on the Property, comprehensive automobile liability insurance with a minimum coverage of $1,000,000 per occurrence/Two Million Dollars ($2,000,000) general aggregate; provided, however, that if, at any time during the Term, Tenant shall have in full force and effect a blanket policy of public liability insurance with the same coverage for the Premises as described above, as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest, the blanket insurance shall satisfy the requirement hereof and be endorsed to separately apply to the Premises.

     d. Rental Abatement Insurance. Landlord may keep and maintain in full force
        --------------------------
and effect during the Term rental abatement insurance against abatement or loss of rents with respect to the Real Property in such amount as determined by Landlord.

     e. Insurance Certificates. Tenant shall furnish to Landlord, on or before
        ----------------------
the Commencement Date and thereafter within thirty (30) days prior to the expiration of each policy, an original certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant to this
Section 13. The certificates shall expressly provide that the policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days' prior written notice to the parties named as insureds. Landlord, its successors and assigns, and any nominee of Landlord holding any interest in the Premises, including, without limitation, any ground lessor or the holder of any fee or leasehold mortgage, shall be named as an additional insured under each policy of insurance maintained by Tenant pursuant to this Lease. The policies and certificates shall further provide that the coverage shall be primary, and that any coverage carried by Landlord shall be secondary and noncontributory with respect to Tenant's policy.

     f. Tenant's Failure. If Tenant fails to maintain any insurance required by
        ----------------
this Lease, Tenant shall be liable for any loss or cost resulting from the failure. This Section shall not be deemed to be a waiver of any of Landlord's rights and remedies under any other provision of this Lease.

     g. Waiver of Subrogation. Any policy or policies of fire, extended coverage
        ---------------------
or similar casualty insurance which either party obtains in connection with the Building, the Premises, or Tenant's Personal Property shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (and the other parties named as additional insureds pursuant to Section 13.e. above) to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant each waives any rights of recovery against the other (and the other parties named as additional insureds pursuant to Section 13.e. above) for injury or loss due to hazards insurable by policies of fire, extended coverage or similar casualty insurance, regardless of whether such insurance policies or coverage shall actually have been obtained by the party granting such waiver, and regardless of the cause of such fire or casualty, including the negligence of the party benefiting from such waiver. Because this Section 13.g will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each of its insurance companies written notice of the terms of the mutual waivers contained in this Section 13.g and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Section 13.g.

     h. Tenant's Property and Fixtures. Tenant shall assume the risk of damage
        ------------------------------
to any of Tenant's furniture, equipment, machinery, goods, supplies or fixtures or other Personal Property, and to any Alterations which Tenant may make to the Premises, and shall insure the same throughout the Term, for their full replacement cost, under insurance policies reasonably satisfactory to Landlord (certificates of which shall be delivered to Landlord as set forth above in Section 13.e). Tenant hereby releases Landlord from any obligation to insure the foregoing items and from any liability for loss of or damage to such items, regardless of cause.

     i. Earthquake and Flood Insurance. In addition to any other insurance
        ------------------------------
policies carried by Landlord in connection with the Building, Landlord may elect to procure and maintain in full force and effect during the Term with respect to the Building a policy of earthquake/volcanic action and flood and/or surface water insurance, including rental value insurance against abatement or loss of rent in the case of damage or loss covered under the earthquake/volcanic and flood and/or surface water insurance, in an amount up to one hundred percent (100%) of the full replacement cost (including debris removal and demolition) of the Building.

14.     Assignment or Sublet.
        --------------------

     a. Tenant shall not assign this Lease or sublet the Premises or any portion thereof without the prior written consent of Landlord in each instance, which consent shall not, subject to Landlord's rights under clause (i) below, be unreasonably withheld. If Tenant desires to assign this Lease or to sublet the Premises, or any part thereof, Tenant shall give to Landlord written notice of its intent at least sixty (60) days in advance of the date on which Tenant desires to assign or sublet the Premises, which notice shall designate the terms of the proposed assignment or sublet, the identity of the proposed assignee or sublessee, and shall be accompanied by financial statements of such proposed assignee or sublessee and such other information regarding such party and its business and reputation as shall be required by Landlord to evaluate the proposed assignment or sublet. Landlord shall have thirty (30) days after receipt of Tenant's written notice and the above specified information within which to notify Tenant in writing that Landlord elects to (i) terminate this Lease, in the case of a proposed assignment, or to terminate this Lease as to that portion of the Premises to be sublet, in the case of a proposed sublet,
(ii) consent to the proposed assignment or sublet as described in Tenant's notice, or (iii) reasonably refuse to consent to Tenant's proposed assignment or sublet, stating the reasons for such refusal. If Landlord fails to notify Tenant in writing of its election within the thirty (30) day period, Landlord shall be deemed to have made the election in clause (iii) above. No consent by Landlord to any assignment or sublet shall be deemed to be a consent to a use not permitted under this Lease, to any act in violation of this Lease or to any subsequent assignment or sublet. No assignment or sublet by Tenant shall relieve Tenant of any liability theretofore or thereafter arising under this Lease. Any attempted assignment or sublet by Tenant in violation of the terms and covenants of this Section shall be void.

     During the first six (6) months of the Term, the sixty (60) and thirty (30) day periods in the preceding paragraph shall each be reduced to ten (10) days.

     Notwithstanding the provisions of the foregoing paragraph, Landlord shall not have the termination option described in clause (i) of the preceding paragraph as to any sublease proposed by Tenant which will terminate three (3) years or earlier from the Commencement Date, unless the space subject to such sublease, taken together with all other portions of the Premises subject to any sublease, would exceed fifty percent (50%) of the total Premises then demised under this Lease. In addition, Landlord shall not have the termination option described in clause (i) of the preceding paragraph as to any sublease proposed by Tenant if, within ten (10) days after Tenant's receipt of notice from Landlord that Landlord is exercising such termination right, Tenant withdraws its request for Landlord's consent to such sublease.

     If Tenant shall propose to assign this Lease effective as of a date which is during the first two (2) years of the Term, or if Tenant shall propose to sublease any portion of the Premises effective as of a date which is during the first two (2) years of the Term and the term of such sublease is for more than three (3) years, due to the potential material adverse affect such proposed transaction would have on Landlord's ability to lease the balance of the Real Property, Landlord's refusal to consent to any such proposed transaction shall be deemed reasonable (without limitation of any other reasonable grounds Landlord may have for refusing to consent to any assignment or subletting).

     b. Processing Expenses. Tenant shall pay to Landlord, as Landlord's cost of
        -------------------
processing each
proposed assignment or subletting (whether or not the same is ultimately approved by Landlord or consummated by Tenant), an amount equal to the sum of
(i) Landlord's reasonable attorneys' and other professional fees, plus (ii) the sum of $1000.00 for the cost of Landlord's administrative, accounting and clerical time (collectively, "Processing Costs"). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord's consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord's estimate of the Processing Costs. When the actual mount of the Processing Costs is determined, it shall be reconciled with Landlord's estimate, and any payments or refunds required as a result thereof shall promptly thereafter be made by the parties.

  c.     Consideration to Landlord. In the event of any assignment or sublease,
         -------------------------
whether or not requiring Landlord's consent, Landlord shall be entitled to receive, as additional rent hereunder, seventy-five percent (75%) of any consideration (including, without limitation, payment for leasehold improvements and any "Leasehold Profit" as defined below) paid by the assignee or subtenant for the assignment or sublease and, in the case of a sublease, the excess of the amount of rent paid for the sublet space by the subtenant over the amount of Monthly Base Rent under Section 4 above and Operating Expenses under Section 5 above attributable to the sublet space for the corresponding month; except that Tenant may recapture, on an amortized basis over the term of the sublease or assignment, any brokerage commissions paid by Tenant in connection with the subletting or assignment (not to exceed commissions typically paid in the market at the time of such subletting or assignment), Tenant's reasonable costs of advertising the space for sublease or assignment, any improvement allowance paid by Tenant to the subtenant or assignee, and any improvement costs paid by Tenant solely to prepare the space for the assignment or sublet.. "Leasehold Profit" shall be the value allocated to the leasehold between the parties to the assignment or sublease, but in no event less than the excess of the present value of the fair market rent of the Premises for the remaining term of this Lease after such assignment or sublease, over the Base Rent payable hereunder for such remaining term, as reasonably determined by Landlord. Upon Landlord's request, Tenant shall direct any subtenant or assignee to pay the directly to Landlord the amounts due to it pursuant to this Section 14.c. on account of such sublease or assignment. If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to this Section 14.c. shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease.


  d.     Documentation. No permitted assignment or subletting by Tenant shall be
         -------------
effective until there has been delivered to Landlord a fully executed counterpart of the assignment or sublease which expressly provides that (i) in the case of a sublease, the subtenant may not assign its sublease or further sublet the sublet space without Landlord's prior written consent, (ii) in the case of an assignment, the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment, and (iii) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant to Landlord for the payment of Rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease pertaining to the sublet space. In addition to the foregoing, no assignment or sublease by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of Landlord's consent to assignment or sublease form, as applicable. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above. Notwithstanding the foregoing, no subtenant or assignee shall be permitted to occupy the Premises unless and until such subtenant or assignee provides Landlord with certificates evidencing that such subtenant or assignee is carrying all insurance coverage required of it under this Lease.

  e.     No Merger. Without limiting any of the provisions of this Section 14,
         ---------
the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies. If Landlord does elect that such surrender or cancellation operate as an assignment of such subleases or subtenancies,

Landlord shall in no way be liable for any previous act or omission by Tenant under the subleases or for the return of any deposit(s) under the subleases that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification(s) executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent.

 f. Indirect Assignments. For purposes of this Section 14, the following
    --------------------
events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have Control (as defined below) of Tenant or any subtenant or assignee; (ii) a transfer of Control of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, acquisition or reorganization), except that the transfer of outstanding capital stock or other listed equity interests by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, through the "over-the-counter" market or any recognized national or international securities exchange, shall not be included in determining whether Control has been transferred; (iii) a reduction of Tenant's assets to the point that this Lease and/or other leases are substantially Tenant's only asset(s); or (iv) a change or conversion in the form of entity of Tenant, any subtenant or assignee, or any entity controlling any of them, which has the effect of limiting the liability of any of the partners, members or other owners of such entity. "Control" shall mean direct or indirect ownership of 50% or more of all of the voting stock of a corporation or 50% or more of the voting legal or equitable interest in any other business entity, or the power to direct the management and operations of any entity (by equity ownership, contract or otherwise).

 g. Affiliates: Successors. Notwithstanding anything to the contrary in
    ----------------------
Section 14.a or Section 14.c., but subject to the other provisions of this
Section 14, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant (control being defined for such purposes as ownership of 50% or more of all of the voting stock of a corporation or 50% or more of the voting legal or equitable interest in any other business entity, and the power to direct the management and operations of, the relevant entity) (an "Affiliate") or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or which acquires all or substantially all of Tenant's assets (through a transfer of assets or equity interests in Tenant) as a going concern and such assets include substantial assets other than this Lease (a "Successor'), provided that (i) Landlord receives at least ten (10) days' prior written notice of the assignment or subletting, in which Tenant shall expressly confirm that Tenant remains primarily liable (together with the assignee in the event of an assignment) for all of the obligations of the Tenant under this Lease, (ii) in the case of an assignment to a Successor, the Successor's net worth is not less than Tenant's net worth immediately prior to such assignment (or series of transactions of which such assignment is a part), (iii) in the case of a subletting or assignment to an Affiliate, the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment, (iv) Landlord receives a fully executed copy of the assignment or sublease agreement between Tenant and the Affiliate or Successor at least ten (10) days prior to the effective date of such assignment or sublease, in which the Affiliate or Successor, as the case may be, assumes (in the event of an assignment) all of Tenant's obligations under this Lease, and agrees (in the event of a sublease) that such subtenant will, at Landlord's election, attorn directly to Landlord in the event that this Lease is terminated for any reason, and (v) in the case of an assignment, the essential purpose of such assignment is to transfer an active, ongoing business with substantial assets in addition to this Lease, and in the case of an assignment or sublease the transaction is for legitimate business purposes unrelated to this lease and the transaction is not a subterfuge by Tenant to avoid it obligations under this Lease or the restrictions on assignment and subletting contained herein.

 15.  Default.
      -------

  a.  Tenant's Default. A material breach of this Lease by Tenant shall exist
      ----------------
if any of the following events (severally, "Event of Default"; collectively, "Events of Default") shall occur: (i) if Tenant shall have failed to pay Base Rent, Tenant's Percentage Share of increased Operating Expenses, or any other sum required to be paid hereunder when due, including any interest due under
Section 3; (ii) if Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure the breach within fifteen (15) days after written notice from Landlord if the breach could reasonably be cured within the fifteen
(15) day period; provided, however, if the failure could not reasonably be cured within the fifteen (15) day period, then Tenant shall not be in default unless it has failed to promptly commence and thereafter continue to make diligent and reasonable efforts to cure the failure as soon as practicable as reasonably determined by Landlord; (iii) if Tenant shall have assigned its assets for the benefit of its creditors; (iv) if the sequestration of, attachment of, or execution on, any material part of the property of Tenant or on any property essential to the conduct of Tenant's business shall have occurred, and Tenant shall have failed to obtain a return or release of the property within thirty
(30) days thereafter, or prior to sale pursuant to any sequestration, attachment or levy, whichever is earlier; (v) if Tenant shall have failed to continuously and uninterruptedly conduct its business in the Premises, or shall have abandoned or vacated the Premises; (vi) if a court shall have made or entered any decree or order adjudging Tenant to be insolvent, or approving as properly filed a petition seeking reorganization of Tenant, or directing the winding up or liquidation of Tenant, and the decree or order shall have continued for a period of thirty (30) days; (vii) if Tenant shall make or suffer any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provision of the federal Bankruptcy Laws or any applicable state law; or (viii) if Tenant shall have failed to comply with the provisions of Sections 23 or 25 of this Lease within the time periods stated therein. An Event of Default shall constitute a default under this Lease.

  b.  Remedies Upon Tenant's Default. Upon an Event of Default, Landlord shall
      ------------------------------
have the following remedies, in addition to all other rights and remedies provided by law, equity, statute or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

      (i) Landlord has the remedy described in California Civil Code Section 1951.4 (a landlord may continue the lease in effect after the tenant's breach and abandonment and recover rent as it becomes due, if the tenant has the right to sublet and assign subject only to reasonable limitations), and may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant's account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Subsection (i) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

      (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant of such termination shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost and to recover from Tenant as damages: (a) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (b) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (1) in retaking possession of the Premises, including reasonable attorneys' fees and costs therefor; (2) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (3) leasing commissions; (4) any other costs necessary or appropriate to relet the Premises; and (5) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by California Civil Code Section 1951.2 or any other laws of the State of California.

The "worth at the time of award" of the amounts referred to in Subsections
(ii)(a) and (ii)(b) is computed by allowing interest at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law, on the unpaid
Rent and other sums due and payable from the date due through the date of award. The "worth at the time of award" of the amount referred to in Subsection (ii)(c) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procdure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.


  c. Landlord's Default. Landlord shall not be deemed to be in default in the
     ------------------
performance of any obligation required to be performed by Landlord hereunder unless and until Landlord has failed to perform the obligation within thirty
(30) days after receipt of written notice by Tenant to Landlord specifying the obligation Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if Landlord shall commence the performance of such obligation within the thirty
(30) day period and thereafter shall diligently prosecute the same to completion.

16.  Landlord's Right to Perform Tenant's Covenants.
     ----------------------------------------------

  If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, make the payment or perform any other act to the extent Landlord may deem desirable and, in connection therewith, pay expenses and employ counsel. Any payment or performance by Landlord shall not waive or release Tenant from any obligations of Tenant under this Lease. All sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after any payment by Landlord, together with interest thereon at the Interest Rate, from that date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Base Rent.

17.  Security Deposit: Letter of Credit.
     ----------------------------------

  a. Security Deposit. Tenant has deposited with Landlord the Security
     ----------------
Deposit, in the amount specified in the Basic Lease Information, as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any proviSion of this Lease, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or other sum in default, for the payment of any amount which Landlord may expend or become obligated to expend by reason of Tenant's default, or for any loss or damage which Landlord may suffer by reason of

Tenant's default; provided, however, that the Security Deposit shall not be deemed an advance rent deposit or an advance payment of any kind, or a measure or limitation of Landlord's damages or constitute a bar or defense to any of the Landlord's other remedies under this Lease or at law upon Tenant's default. If any portion of the Security Deposit is used or applied, Tenant shall deposit with Landlord, within ten (10) days after written demand therefor, cash in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. Upon the expiration or earlier termination of this Lease, and Tenant's fulfillment of all of its obligations hereunder (including any obligations which survive such expiration or earlier termination), Landlord shall return the Security Deposit (or the balance thereof after application as aforesaid) to Tenant.

     b. Letter of Credit. In addition to the Security Deposit made by Tenant
        ----------------
pursuant to Section 17.a., concurrently with Tenant's execution and delivery of this Lease to Landlord, Tenant has delivered to Landlord the Letter of Credit described below as security for Tenant's performance of all of Tenant's covenants and obligations under this Lease; provided, however, that neither the Letter of Credit nor any proceeds therefrom (the "Letter of Credit Proceeds") shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure or limitation of Landlord's damages or constitute a bar or defense to any of the Landlord's other remedies under this Lease or at law upon Tenant's default. The Letter of Credit shall be maintained in effect from the date of this Lease through ninety (90) days after the expiration or earlier termination of the Term, and on or prior to the expiration of such ninety (90) day period, Landlord shall return to Tenant the Letter of Credit (unless presented for payment as provided herein) and any Letter of Credit Proceeds then held by Landlord (other than those held for application by Landlord as provided below, including application to cure any failure by Tenant to restore the Premises as required by this Lease upon the surrender thereof); provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder. Landlord shall not be required to segregate the Letter of Credit Proceeds from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. Landlord may (but shall not be required to) draw upon the Letter of Credit and use the Letter of Credit Proceeds or any portion thereof to cure any Event of Default by Tenant under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of its obligations hereunder, it being understood that any use of the Letter of Credit Proceeds shall not constitute a bar or defense to any of Landlord's other remedies under this Lease. In such event and upon written notice from Landlord to Tenant specifying the amount of the Letter of Credit Proceeds so utilized by Landlord and the particular purpose for which such amount was applied, Tenant shall immediately deliver to Landlord an amendment to the Letter of Credit or a replacement thereof in an amount equal to one hundred percent (100%) of the amount specified below for the applicable period. Tenant's failure to deliver such amendment or replacement to Landlord within five (5) days of Landlord's notice shall constitute an Event of Default hereunder. No lessor under any ground or underlying lease or holder of or beneficiary under a mortgage or deed of trust, nor any purchaser at any judicial or private foreclosure sale of the Property or any portion thereof, shall be responsible to Tenant for such Letter of Credit or any Letter of Credit Proceeds unless such lessor, holder or purchaser shall have actually received the same.

     C. As used herein, Letter of Credit shall mean an unconditional, irrevocable letter of credit (hereinafter referred to as the "Letter of Credit") issued at Tenant's sole expense by the San Francisco or New York office of a major national bank satisfactory to Landlord (the "Bank"), naming Landlord as beneficiary, and in form and substance satisfactory to Landlord, in the amount of One Million Dollars ($1,000,000.00) (subject to increase by the amount of the Improvement Advance as described below) for the during the period from the date of this Lease through the first annual anniversary of the Commencement Date, and reducing in amount on the first annual anniversary of the Commencement Date and on each subsequent annual anniversary of the Commencement Date by twenty percent (20%) of the original amount of the Letter of Credit; provided, however, that if on the date the Letter of Credit amount would otherwise reduce, an Event of Default, or default that with notice or the passage of time or both could mature into an Event of Default, shall have occurred and be continuing, the Letter of Credit amount shall not reduce on such date and shall not thereafter reduce until the later of the next scheduled reduction date or the date such Event of Default or default shall have been cured. The Letter of Credit shall be for a one-year or, at Tenant's election, longer, term and shall provide: (i) that Landlord may make partial and multiple draws thereunder, up to the face amount thereof, (ii) that Landlord may draw upon the Letter of Credit up to the full amount thereof, as determined by Landlord, and the Bank will pay to Landlord the amount of such draw upon receipt by the Bank of a sight draft signed by Landlord and accompanied by a written certification from Landlord to the Bank stating either: (a) that an Event of Default has occurred and is continuing under this Lease, or (b) that Landlord has not received notice from the Bank that the Letter of Credit will be renewed by the Bank for at least one
(1) year beyond the then relevant expiration date and Tenant has not furnished Landlord with a replacement Letter of Credit as hereinafter provided, or (c) that Bank no longer meets the requirements set forth above and Tenant has not furnished Landlord with a replacement Letter of Credit as required hereunder from a Bank meeting such requirements; and (iii) that, in the event of Landlord's assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord, without charge and without recourse, to the assignee or transferee of such interest and the Bank shall confirm the same to Landlord and such assignee or transferee. The Letter of Credit shall further provide that a draw thereon pursuant to clause (ii)(b) above may only be made during the thirty (30) day period preceding the then applicable expiration date of the Letter of Credit. In the event that the Bank shall fail to notify Landlord that the Letter of Credit will be renewed for at least one (1) year beyond the then applicable expiration date, and Tenant shall not have delivered to Landlord, at least thirty (30) days prior to the relevant annual expiration date, a replacement Letter of Credit in the amount required hereunder and otherwise meeting the requirements set forth above, then Landlord shall be entitled to draw on the Letter of Credit as provided above, and shall hold and apply the proceeds of such draw as Letter of Credit Proceeds pursuant to Paragraph 17.b above.


  Notwithstanding the foregoing, in the event that Landlord shall make an Improvement Advance as described in Exhibit B attached hereto, within thirty
                                    ---------
(30) days of the determination of the total amount of the Improvement Advance Tenant shall increase the initial amount of the Letter of Credit by the amount of the Improvement Advance.

18.  Surrender of Premises.
     ---------------------

  By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises and the Property in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. On the Expiration Date or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition as of the Commencement Date, normal wear and tear excepted. Tenant shall remove from the Premises all of Tenant's Personal Property and any Alterations required to be removed pursuant to Section 9 of this Lease. Tenant shall repair any damage or perform any restoration work required by the removal. If Tenant fails to timely remove any Personal Property or Alterations as aforesaid, Landlord may remove the property and store and/or dispose of the same at Tenant's expense, including interest at the Interest Rate. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all Claims resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for removal of Alterations and repairs and restoration of the Premises.

19.  Holding Over.
     ------------

  If Tenant remains in possession of all or any part of the Premises after the expiration of the Term or the earlier termination of this Lease without Landlord's prior written consent, the tenancy shall be a tenancy at sufferance only and shall not constitute a renewal or extension for any further term, regardless of whether Landlord shall accept Rent for any such period. In such event, Base Rent shall be increased in an amount equal to two hundred percent (200%) of the Base Rent during the last month of the Tern (including any extensions), and any other sums due under this Lease shall be payable in the amount, and at the times, specified in this Lease. The tenancy shall be subject to every other term, condition, covenant and agreement contained in this Lease, except that any renewal or extension option in favor of Tenant shall not be applicable. No such increase shall impair Landlord's other rights and remedies against Tenant by reason of such holding over by Tenant, and Tenant shall vacate the Premises immediately upon Landlord's request.

20.     Access to Premises.
        ------------------

  Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times upon reasonable notice, except in the case of an emergency (in which event entry may be made when necessary and without notice), to inspect the Premises, to post Notices of Nonresponsibility and similar notices, to show the Premises to interested parties such as prospective mortgagees, purchasers and tenants to provide any services required of Landlord hereunder, to make necessary alterations, additions, improvements or repairs either to the Premises, the Building, or other premises within the Building, and to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord. No such entry shall constitute a constructive eviction or give rise to an abatement of Rent hereunder, constitute a constructive eviction, or otherwise diminish Tenant's obligations under this Lease. In exercising its rights under this Section 20, Landlord shall at all times endeavor to minimize interference with Tenant's operations, to the extent practicable. During the last year of the Term, Landlord shall have the right to erect on the exterior of the Premises and/or on the exterior or in the Common Areas of the Building and the Property suitable signs indicating that the Premises are available for lease.

21.     Signs.
        -----

  a. The size, design, color, location and other physical aspects of any sign in or on the Premises shall be subject to the CC&R's, Rules, Landlord's approval prior to installation, and to all Legal Requirements. The costs of any permitted sign, and the costs of its installation, maintenance and removal, shall be at Tenant's sole expense and shall be paid within ten (10) days of Tenant's receipt of a bill from Landlord for the costs. In no event shall Tenant be permitted to place any sign, logo or other identification on the exterior of the Building, in the Building's Common Areas (other than on a Building directory maintained to identify the Building's tenants), or upon the Property, or which is inside the Premises but visible from outside of the Premises (other than upon the door(s) to the Premises).

  b. Exterior Building Signage. Notwithstanding Section 21.a., so long as
     -------------------------
the Tenant under this Lease (i) is the Tenant originally named under this Lease in the Basic Lease Information, or any Affiliate or Successor of such original Tenant, (ii) is in occupancy pursuant to this Lease of at least seventy-five percent (75%) of the entire Premises originally demised under this Lease, and
(iii) is not in default of any of its obligations hereunder beyond the expiration of any applicable grace or cure period, Tenant shall be permitted to maintain identification signage at the top of one exterior side of the Building in a location reasonably approved by Landlord. The installation, maintenance and removal of Tenant's signage pursuant to this Section 21.b. shall be performed by Tenant at Tenant's expense, but in coordination with Landlord and its reasonable installation procedures and requirements, or at Landlord's option, by Landlord at Tenant's expense. Such signage of Tenant shall be subject to Landlord's prior approval and all Legal Requirements, and shall be limited to Tenant's name and/or logo. If Tenant shall fail to meet the signage conditions specified herein, Landlord may immediately remove Tenant's signage at Tenant's expense, and Tenant's signage rights pursuant to this Section 21.b. shall thereafter forever cease and terminate; provided, however, that if applicable Legal
                             -----------------
Requirements do not require removal of such signage prior to the expiration of the thirty (30) day period hereinafter provided, Landlord shall not remove such signage unless it shall have given Tenant thirty (30) days' prior notice of the signage conditions Tenant has failed to meet, and such failure continues after the expiration of such thirty
(30) day period. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's expense, or at Landlord's option Landlord shall, at Tenant's expense, remove Tenant's signage and repair any damage to the Building caused by such removal.

22.    Subordination.
       -------------

 a.    Subordinate Nature. Except as provided in Subsections b. and c., this
       ------------------
Lease is subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which now or may hereafter affect the Real Property or any portion thereof, to the CC&R's, and to all renewals, modifications, consolidations, replacements and extensions of the foregoing, without the necessity of any further documentation evidencing such subordination. Notwithstanding such self-operative subordination, within ten (10) days after Landlord's written request therefor, Tenant shall execute any and all documents required by Landlord, the lessor under any ground or underlying lease ("Ground Lessor"), or the holder or holders of any mortgage or deed of trust ("Holder"), evidencing this Lease to be subordinate to the lien of any such lease, mortgage or deed of trust, as the case may be. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute and deliver any such instrument in the name of Tenant if Tenant fails to do so within such time. If the interest of Landlord in the Real Property or the Building is transferred to any Ground Lessor or Holder pursuant to or in lieu of proceedings for enforcement of any such lease, mortgage, or deed of trust, Tenant shall immediately and automatically attorn to the Ground Lessor or Holder, and this Lease shall continue in full force and effect as a direct lease between the Ground Lessor or Holder and Tenant on the terms and conditions set forth herein.

 b.    Possible Priority of Lease. If a Ground Lessor or a Holder advises
       --------------------------
Landlord that it desires or requires this Lease to be prior and superior to a lease, mortgage or deed of trust, Landlord may notify Tenant. Within seven (7) days of Landlord's notice, Tenant shall execute, have acknowledged and deliver to Landlord any and all documents or instruments, in the reasonable form presented to Tenant, which Landlord, Ground Lessor or Holder deems necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust.

 c.     Lease Modification. If, in connection with obtaining financing for the
        ------------------
Real Property or any portion thereof, any Holder or Ground Lessor shall request reasonable modification to this Lease as a condition to such ground lease or financing, Tenant shall execute and deliver to Landlord, within ten (10) days of Landlord's request, any such modification agreement so requested, provided such modifications do not adversely affect Tenant's rights or increase Tenant's obligations hereunder (other than additional obligations requiring Tenant to send such Holder or Ground Lessor copies of notices given to Landlord).

 d.     Nondisturbance Agreement. It shall be a condition to the subordination
        ------------------------
of this Lease to any Superior Interest created after the date of this Lease (as distinguished from any Superior Interest in effect as of the date of this Lease, or any amendment or modification thereto), that Tenant shall receive from the Ground Lessor or Holder, as applicable, of such Superior Interest a so-called non-disturbance agreement in the form reasonably required by such Ground Lessor or Holder.

23.    Transfer of the Property.
       ------------------------

Upon transfer of the Real Property and assignment of this Lease, Landlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of the transfer and assignment, and if Landlord shall transfer the Security Deposit to the transferee of Landlord's interest in the Real Property, Landlord shall be released from all liability for the Security Deposit. Tenant shall attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding.

24.  Estoppel Certificates: Financial Statements.
     -------------------------------------------
Within ten (10) days following written request by Landlord from time to time throughout the Term, Tenant shall execute and deliver to Landlord an estoppel certificate in the form attached hereto as Exhibit E, duly completed by Tenant.
                                           ---------
At the request of Landlord from time to time during the Term, Tenant shall provide to Landlord its current financial statements or other information setting forth Tenant's financial condition and net worth. Landlord shall use such documentation solely for purposes of this Lease and in connection with the ownership, financing, management and disposition of the Real Property.

25.  Mortgagee Protection.
     --------------------
 In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to each Ground Lessor and Holder whose identity has been disclosed to Tenant, and shall offer the Ground Lessor or Holder a reasonable opportunity after such notice (but in no event less than thirty (30) days) to cure the default, including time to obtain possession of the Property or the Premises by lease termination, power of sale or a judicial foreclosure (as applicable), if such should prove necessary to effect a cure. In no event shall any Ground Lessor or Holder in any way or to any extent be: (a) liable for any act or omission of any prior Landlord in contravention of any provision of this Lease; or (b) subject to any offsets, claims or defenses which Tenant might have against any prior Landlord; or (c) bound by any Rent which Tenant might have paid for more than thirty (30) days in advance to any prior Landlord; or
(d) bound by any agreement or modification of this Lease made without such Ground Lessor's or Holder's written consent. Tenant agrees that if any Ground Lessor or Holder acquires possession of the Premises or title to the Real Property as a result of termination of its ground lease or foreclosure of such Holder's deed of trust or other security instrument, as applicable, the acceptance of a lease surrender or deed in lieu of such foreclosure, or otherwise, the provisions of Section 36 below shall be applicable to liability of such Ground Lessor or Holder as successor Landlord under this Lease.

26.  Attorneys' Fees.
     ---------------

 If either party shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover, as a part of the action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and court costs as may be fixed by the court or jury. The prevailing party shall be the party which secures a final judgment in its favor, provided that if the party bringing any action shall dismiss the same without the consent of the other party, the other party shall be deemed the prevailing party.

27.  Brokers.
     -------

 Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the brokers(s) specified in the Basic Lease Information (the "Brokers"), and that it knows of no other real estate broker or agent who is or might be entitled to a fee, commission or other compensation in connection with this Lease. Tenant shall indemnify and hold harmless Landlord from and against any and all liabilities or expenses (including reasonable attorneys' fees and costs) arising out of claims made by any broker or individual (other than the Brokers) for a fee, commission or other compensation resulting from this Lease. Pursuant to the terms of separate agreement(s) between Landlord and the Brokers, Landlord shall pay the Brokers any fee, commission or other compensation to which they are entitled from Landlord by reason of this Lease. Tenant shall have no liability to the Brokers for any fee, commission or other compensation.

28.     Parking.
        -------

   Tenant shall have the right to park in the Building's parking facilities, in common with other tenants of the Building, upon such terms and conditions as may from time to time be established by Landlord. There shall be no charge for any portion of the parking facilities which is not reserved. Tenant agrees not to use in excess of its proportionate share (i.e. the rentable square footage of the Premises in proportion to the rentable square footage of the Building or Buildings served by such parking facilities) of parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right, in its absolute discretion, to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body or by fire or other casualty.

29.     Utilities and Services.
        ----------------------

   Tenant shall arrange for all telephone, water, gas, electricity and other power and utilities which it shall require in connection with its use or occupancy of the Premises and shall pay for the same, together with any taxes, penalties, surcharges or the like pertaining thereto. Landlord shall have no obligation to furnish any utilities or services to the Premises or any equipment providing for the same. Without limitation, Tenant shall be solely responsible for providing such heating, ventilation and air conditioning ("HVAC") to the Premises as Tenant shall require for the comfortable occupancy thereof. Any equipment or systems which Tenant shall require in order to supply HVAC shall be subject to the provisions of Section 9 above. Tenant shall obtain, at its expense all electric light bulbs, ballasts and tubes as it shall require for the Premises. If any of the foregoing utilities or services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, as determined by Landlord, of all charges jointly serving the Premises and other premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Base Rent, Operating Expenses or any other monies owed by Tenant to Landlord under this Lease be abated or reduced by reason of (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any of the foregoing utilities and services, (b) failure to furnish or delay in furnishing any such utilities or services for any reason whatsoever, or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Real Property. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local government agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

30.     Intentionally Deleted.
        ----------------------

31.     Acceptance.
        ----------

   Delivery of this Lease, duly executed by Tenant, constitutes Tenant's offer to lease the Premises as set forth herein, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall become effective and binding only upon execution hereof by Landlord and delivery of a signed copy to Tenant. If Landlord does not accept the Tenant's offer, any sums delivered by Tenant with its offer shall be returned to Tenant.

32.     Use of Building Name.
        --------------------

   Tenant shall not employ the name of the Building in the name or title of its business or occupation, or for my other purpose, except to identify the address of the Building, without Landlord's prior written consent, which consent Landlord may withhold in its sole discretion. Landlord reserves the right to change the name of the Building without Tenant's consent and without any liability to Tenant.

33.    Recording.
       ---------

  Neither Landlord nor Tenant shall record this Lease, nor a short form memorandum of this Lease, without the prior written consent of the other.

34.    Quitclaim.
       ---------

  Upon any termination or expiration of this Lease pursuant to its terms, Tenant, at Landlord's request, shall execute, have acknowledged and deliver to Landlord a quitclaim deed of all Tenant's interest in the Premises, Building and Property created by this Lease.

35.    Notices.
       -------

  Any notice, demand or request required or desired to be given under this Lease shall be in writing sent to the address of the party specified in this Lease, and shall be given by hand delivery, electronic mail (e.g., telecopy),
                                                             ---
overnight courier service (e.g. Federal Express), or the United States mail, registered or certified, the postage prepaid. All notices shall be deemed to have been given when received at the address of the party to which it has been sent (or when such receipt is refused). As of the date of execution of this Lease, the addresses of Landlord and Tenant are as specified in the Basic Lease Information. Either party may change its address by giving notice of the change in accordance this Section.

36.    Landlord's Exculpation.
       ----------------------

  The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Real Property at the time in question. Notwithstanding any other provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Real Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent shareholders, partners or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner or other owner, on account of any of Landlord's obligations or actions under this Lease. Notwithstanding any other provision of this Lease, Landlord shall not be liable for any consequential damages or interruption or loss of business, income or profits, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment. Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, the constituent shareholders, partners or other owners of Landlord, and the directors, officers, employees and agents of Landlord and each such constituent shareholder, partner or other owner. In no event shall any shareholder, partner, member, officer, director or other constituent of Landlord or its direct or indirect constituents ever be personally liable for Landlord's obligations or liability under this Lease.

37.    Additional Structures.
       ---------------------

  Any diminution or interference with light, air or view by any structure which may be erected on land adjacent to the Building shall in no way alter this Lease or impose any liability on Landlord.

 38.    Consents and Approvals.
        ----------------------

   Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, except as expressly provided herein Landlord may exercise its sole discretion in granting or withholding such consent or approval or in making such judgment or determination. Whenever Tenant requests Landlord to take any action or give any consent or approval, Tenant shall reimburse Landlord for all of Landlord's costs incurred in reviewing the proposed action or consent (whether or not Landlord consents to any such proposed action), including, without limitation, reasonable attorneys' or consultants' fees and expenses, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. If it is determined that Landlord failed to give its consent or approval where it was required to do so under this Lease, Tenant's sole remedy will be an order of specific performance or mandatory injunction of the Landlord's agreement to give its consent or approval. The review and/or approval by Landlord of any item shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Real Property, and neither Tenant nor any Tenant Party nor any person or entity claiming by, through or under Tenant, nor any other third party shall have any rights hereunder by virtue of such review and/or approval by Landlord.

39.     General.
        -------

   a.   Captions. The captions and headings used in this Lease are for the
        --------
purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

   b.   Time. Time is of the essence for the performance of each term, condition
        ----
and covenant of this Lease.

   c.   Severability.  If any  provision of this Lease is held to be invalid;
        ------------
illegal or inenforceable, the invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if the invalid, illegal or unenforceable provision had not been contained herein.

   d.   Choice of Law: Construction. This Lease shall be construed and enforced
        ---------------------------
in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

   e.   Gender: Singular. Plural. When the context of this Lease requires, the
        ------------------------
neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

   f.   Binding Effect.  The covenants and agreements contained in this Lease
        --------------
shall be binding on the parties hereto and, subject to Section 14 above, on their respective successors and assigns.

   g.   Waiver. The waiver of Landlord of any breach of any term, condition or
        ------
covenant of this Lease shall not be deemed to be a waiver of the provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of the payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless the waiver is in writing signed by Landlord.

   h.   Entire Agreement.  This Lease is the entire agreement between the
        ----------------
parties, and supersedes all prior agreements, including letters of intent, between them, and there are no agreements or representations between the parties except as expressly set forth herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

   i. Waiver of Jury. Tenant hereby waives any right it may have to a jury trial
      --------------
in the event of litigation between Tenant and Landlord pertaining to this Lease. Landlord and Tenant agree that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure
Section 631(a)(2), and Tenant does hereby authorize and empower Landlord to file this paragraph and or this Lease, as required, with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

   j. Counterparts. This Lease may be executed in counterparts, each of which
      ------------
shall be an original, and all of which together shall constitute but one instrument.

   k. Exhibits. The Basic Lease Information and all exhibits attached
      --------
hereto are hereby incorporated herein and made an integral part hereof.

   l. Addendum. The Addendum, if any, attached hereto is hereby incorporated
      --------
herein and made an integral part hereof.

   m. Other Leases. Tenant represents and warrants to Landlord that, with the
      ------------
exception of this Lease, neither Tenant nor any affiliate of Tenant is a tenant under a lease or any other tenancy agreement (1) with (a) Riggs & Company; a division of Riggs Bank NA., as trustee of the Multi-Employer Property Trust, (b) Riggs Bank N.A., as trustee of the Multi-Employer Property Trust, (c) the Multi-Employer Property Trust, (d) the National Bank of Washington Multi-Employer Property Trust, the previous name of the Multi-Employer Property Trust, (e) The Riggs National Bank of Washington, DC., as trustee of the Multi-Employer Property Trust, (f) Northridge Business Center LLC, (g) the Corporate Drive Corporation, as trustee of the Corporate Drive Nominee Realty Trust, (h) Arboretum Lakes-I, L,L.C., a Delaware limited liability company, (i) Village Green at Seven Bridges, L.L.C., (j) Pine Street Development, L.L.C., (k) MEPT Realty LLC, a New York limited liability company, (1) MEPT, L.L.C., a Delaware 1imited liability company, (m) Cabrillo Properties LLC, (n) Valencia LLC, (o) Mission Trails LLC, or (p) Centrepointe Distribution Center LLC, or (2) involving any property in which any one or more of the entities named in clauses
(l)(a) through (e) are known by Tenant to have an ownership interest.

40.   Renewal Option.
      --------------

  a. Tenant shall have the option to renew this Lease for one (1) additional term of five (5) years, commencing upon expiration of the initial Term. Such renewal option must be exercised, if at all, by written notice given by Tenant to Landlord not later than nine (9) months prior to expiration of the initial Term. Notwithstanding the foregoing, this renewal option shall be null and void and Tenant shall have no right to renew this Lease if (i) as of the date immediately preceding the commencement of the renewal period the original Tenant named under this Lease in the Basic Lease Information is not in occupancy of the entire Premises then demised hereunder or such Tenant does not intend to continue to occupy the entire Premises then demised hereunder (but intends to assign this Lease or sublet the Premises in whole or in part), or (ii) on the date Tenant exercises such renewal option or on the date immediately preceding the commencement date of the renewal period Tenant is in default of any of its obligations under this Lease.

    If Tenant exercises such renewal option, then during the renewal period the Base Rent payable by Tenant shall be the then fair market rent for the Premises based upon the terms of this Lease, as renewed. For purposes of this Section 40, the term "fair market rent" shall mean the rental rate for comparable space under primary lease (and not sublease) to new tenants, taking into consideration such amenities as existing improvements, view, floor on which the Premises are situated and the like, situated in comparable first-class office buildings in comparable business parks in a fifteen (15) mile radius of the Property, taking into consideration the then-prevailing ordinary rental market practices with respect to tenant concessions (if any) (e.g. not offering extraordinary rental, promotional deals and other concessions to tenants which deviate from what is the then-prevailing ordinary practice in an effort to alleviate cash flow problems, difficulties in meeting loan obligations or other financial distress, or in response to a greater than average vacancy rate). Fair market rent shall include the periodic rental increases, if any, that would be included for space leased for the renewal period. The fair market rent shall be mutually agreed upon by Landlord and Tenant in writing within the thirty (30) calendar day period commencing three (3) months prior to commencement of the renewal period. If Landlord and Tenant do not agree upon the fair market rent within said thirty (30) day period, then the fair market rent shall be established by appraisal in accordance with the procedures set forth in Exhibit F attached hereto.
                                            ---------

   b. Notwithstanding anything in the foregoing or in Exhibit F to the contrary,
                                                      ---------
in no event shall the Base Rent during the renewal period be less than the Base Rent payable by Tenant for the month immediately preceding the commencement of the renewal period (without regard to any temporary abatement of rental then in effect pursuant to the provisions of this Lease).

          IN WITNESS WHEREOF, the parties have executed this Lease on the dates set forth below, effective as of the date first above written.



Landlord:                                     Tenant:

THE MULTI-EMPLOYER                            CERTICOM CORP.,
PROPERTY TRUST, A TRUST                       a Delaware corporation
ORGANIZED UNDER 12 C.F.R
SECTION 9.18, by its trustee
Riggs & Company, a division of                BY: /s/ [ILLEGIBLE]
                                                 ----------------------------
Riggs Bank N.A.
                                              Its: CHAIRMAN & CEO
                                                  ---------------------------

By: /s/ Maryanne Martins                      By: /s/ [ILLEGIBLE]
   ----------------------------------            ----------------------------
    MARY ANNE MARTINS

Its: Managing Director                        Its: VICE PRESIDENT & CEO
    ---------------------------------             ---------------------------

                                   EXHIBIT A


                             Mt. Eden Business Park
                                  Hayward, CA


                      [DRAWING OF MT. EDEN BUSINESS PARK]


                     PREMISES: Building A (Entire Building)

                                    EXHIBIT B

                              TENANT IMPROVEMENTS
                              -------------------

          1.  Tenant Improvements.
              -------------------

          a.  Plans. Improvements shall be constructed in the Premises in
              -----
accordance with this Paragraph 1. On or before October 27, 1998, Tenant shall furnish to Landlord for Landlord's review and approval (which approval shall not be unreasonably withheld) detailed layout plans and finish specifications (the "Space Plans") prepared by an architect approved by Landlord. The Space Plans shall show all of the improvements which Tenant desires to be constructed in the Premises, and all such improvements shall comply with all applicable building codes and other Legal Requirements. The Space Plans shall separately note any proposed structural work or extraordinary or supplemental electrical, plumbing or HVAC requirements, and shall contain such detail and specifications as would permit a general contractor to obtain preliminary estimates of the cost of performing all work shown thereon. Tenant shall respond promptly to any reasonable objections of Landlord to the Space Plans and shall resubmit appropriately revised Space Plans prepared by Tenant's architect within three
(3) Business Days of Tenant's receipt of Landlord's objections. The Space Plans, as finally approved in writing by Landlord, shall be referred to herein as the "Final Space Plans." Landlord shall furnish to Tenant for Tenant's written approval (which shall not be unreasonably withheld) working plans and specifications (the "Working Drawings") prepared by Landlord's architect for the improvements which Tenant desires to be constructed in the Premises. The
Working Drawings shall show improvements that conform to the Final Space Plans (except to the extent specifically noted therein or in accompanying specifications). Tenant shall respond to the Working Drawings within three (3) Business Days of its receipt thereof. Landlord shall respond promptly to any reasonable objections of Tenant to the Working Drawings and shall resubmit to Tenant for Tenant's approval (which shall not be unreasonably withheld) appropriately revised Working Drawings prepared by Landlord's architect. Tenant shall respond to the revised Working Drawings within three (3) Business Days of its receipt thereof. If Tenant fails to respond to the Working Drawings or the revised Working Drawings within the periods described above, Tenant shall be deemed to have approved the Working Drawings or revised Working Drawings, as applicable. The Working Drawings, as approved in writing by Landlord and Tenant, as revised in accordance with the following provisions of this Paragraph 1, are hereinafter called the "Final Plans", and the improvements to be performed in accordance with the Final Plans are hereinafter called the "Tenant Improvements". Any delay in Substantial Completion of the Tenant Improvements or increased cost of the Tenant Improvements caused directly or indirectly by any revision to the Space Plans or the Working Drawings requested by Tenant shall constitute a Tenant Delay under Paragraph 1.e. below.

          b.  Construction. Upon approval of the Final Plans, Landlord shall
              -----------
submit the same for pricing to a contractor selected by Landlord ("Landlord's Contractor"), and thereafter provide Tenant with an estimated budget for the Tenant Improvements, including Landlord's Construction Operations Fee (as defined in Paragraph 1.f.iii.B. below). Tenant shall have five (5) Business Days after the receipt of Landlord's estimated budget to approve or reasonably disapprove of the same. If Tenant disapproves of the budget within such five (5) Business Day period, Tenant shall so notify Landlord and the Final Plans shall promptly be modified by Landlord's architect in order to satisfactorily reduce the amount of the estimated budget, as requested by Tenant. Any and all revisions to the Final Plans shall be subject to Landlord's and Tenant's reasonable approval. Upon Landlord's revision of the Final Plans, Landlord shall cause Landlord's Contractor to promptly issue new pricing and upon receipt of such pricing Landlord shall prepare and submit to Tenant a revised estimated budget. Tenant shall respond to the revised estimated budget in the manner described above. Any delay in Substantial Completion of the Tenant Improvements or increased cost of the

Tenant Improvements caused directly or indirectly by any revision to the Final Plans or the estimated budget to address Tenant's disapproval of the estimated budget shall constitute a Tenant Delay under Paragraph 1.e. below. If Tenant fails to raise any objections to the budget within the five (5) Business Day period(s) described above, Tenant shall be deemed to have approved Landlord's proposed budget. Landlord shall commence construction of the Tenant Improvements promptly after approval of the Final Plans, and thereafter diligently pursue such construction to completion (but in no event shall Landlord be required to pursue a construction schedule which would cause Substantial Completion to occur prior to January 15, 1999). Landlord shall use reasonable care in preparing the budget, but it shall be good faith estimate only and will not limit Tenant's obligation to pay for its share of the costs of the Tenant Improvements as set forth below in this Paragraph 1.

          c.  Changes. In the event that Tenant shall request any change in or
              -------
to the Final Plans (a "Change"), Landlord's architect shall prepare for Landlord's and Tenant's review and written approval a change order with respect to such Change (the "Change Order"), together with, if appropriate, revised Working Drawings incorporating the requested Change and clearly identifying the same as such on the revised Working Drawings. Landlord shall not unreasonably withhold or delay its approval of the Change Order or revised Working Drawings, provided, however, that Landlord shall have at least three (3) Business Days after receipt thereof to review any proposed Change. In the event that Landlord shall approve any proposed Change, together with such approval, if practicable, and if not practicable as soon thereafter as is practicable, Landlord shall give Tenant Landlord's estimated increase or decrease in the cost of the Tenant Improvements which would result from incorporating such Change and Landlord's estimate of the delay, if any, in the commencement or completion of the Tenant Improvements which would result from incorporating such Change. Landlord will use reasonable care in preparing the estimates, but they shall be good faith estimates only and will not limit Tenant's obligation to pay for the actual increase in the cost of the Tenant Improvements or Tenant's responsibility for the actual construction delay resulting from the Change. Within two (2) Business Days after receipt of such cost and delay estimates, Tenant shall notify Landlord in writing whether Tenant approves the Change. If Tenant fails to approve the change within such two (2) Business Day period, construction of the Tenant Improvements shall proceed as provided in accordance with the Final Plans as they existed prior to the requested Change. If, following Tenant's review of the estimated costs and delays, Tenant desires Landlord to incorporate the Change into the Tenant Improvements, then Tenant and Landlord shall execute a change order for such Change on Landlord's standard form therefor, and the term "Final Plans" shall thereafter be deemed to refer to the Working Drawings as so revised and approved.

          d.  Landlord's Work. In addition to construction of the Tenant
              ---------------
Improvements, Landlord shall construct the Building as a watertight shell, with all utilities brought to the Building, in accordance with plans prepared by Landlord's architect and previously delivered to Tenant (collectively, "Landlord's Work"). Landlord's Work shall be performed at Landlord's sole cost and expense (except for any costs resulting from Tenant Delays, including any Changes) by such general contractor as Landlord shall determine.

          e.  Tenant Delays. Tenant shall be responsible for, and shall pay to
              -------------
Landlord, any and all costs and expenses (including lost rent) incurred by Landlord in connection with the following, or by reason of any delay in the commencement or completion of Landlord's Work or the Tenant Improvements or in Landlord's timely delivery of the Premises caused by the following: (i) the failure of Tenant to submit the Space Plans or Final Space Plans to Landlord by the dates or within the time periods set forth in Paragraph 1.a. above, or the failure of the Space Plans or Final Space Plans to meet the applicable requirements of Paragraph 1.a. above, (ii) Tenant's failure to respond to the Working Drawings within the time period(s) set forth in Paragraph 1.a above,
(iii) any changes in the Space Plans requested by Tenant, or any changes in the Working Drawings requested by Tenant (including any costs or delays resulting from proposed changes that are not ultimately made), (iv) any failure by Tenant to promptly respond to inquiries regarding the construction of the Tenant Improvements or Landlord's Work or to promptly grant Tenant's approval of materials or finishes for the Tenant Improvements or Landlord's Work, (v) any failure by Tenant to timely pay any amounts due from Tenant hereunder (it being acknowledged that if Tenant fails to make or otherwise delays making such payments, Landlord may stop Landlord's Work rather than incur costs which Tenant is obligated to fund but has not yet done so and any delay from such a work stoppage will be a Tenant Delay), (vi) any interference by Tenant with the construction of the Tenant Improvements or Landlord's Work, or (vii) any other delay requested or caused by Tenant, including, without limitation, any delay caused by Tenant's early entry into any portion of the Premises pursuant to Section 2.d. of the Lease. Each of the foregoing is referred to herein and in the Lease as a "Tenant Delay".

          Landlord shall notify Tenant in writing of any Tenant Delay (identifying the nature of the Tenant Delay) as soon as reasonably practicable after Landlord becomes actually aware of such Tenant Delay, together with Landlord's then good faith estimate of the probable duration of such Tenant Delay. Without limitation, Landlord will use its good faith efforts to notify Tenant of "long lead item" as soon as reasonably practicable after actually being advised of the delay by the suppliers involved, or otherwise actually becoming aware of the delay. Landlord will suggest alternative products to alleviate the delay, if possible, and may substitute reasonably equivalent products as deemed reasonably necessary by Landlord.

          f.  Cost of Improvements. The cost of the construction and
              --------------------
installation of the Tenant Improvements shall be borne as follows:

                    i. Landlord shall pay the entire cost of Landlord's Work (as described in Paragraph 1.d. above), including costs of obtaining permits for the same.

                    ii. Landlord's architectural, engineering and other consultant fees in connection with the design and construction of the Tenant Improvements, including the costs of producing the Working Drawings and Final Plans, shall be paid by Tenant upon Landlord's demand, subject to Tenant's right to use a portion of Landlord's Contribution towards the amount of such costs as provided below.

                    iii. Landlord shall contribute toward the cost of the
               construction and installation of the Tenant Improvements an amount not to exceed $857,100.00 (which is the product of $20.00 times the stipulated number of rentable square feet of the Premises as set forth in the Basic Lease Information) ("Landlord's Contribution"). The following provisions shall govern the payment of Landlord's Contribution:

                         A.  Excess Cost: Shares of Costs. If the total cost of
                             ----------------------------
               construction of the Tenant Improvements (including the Construction Operations Fee described below and the City of Hayward Interim Supplemental Building Construction and Improvement Tax) exceeds the funds available therefor from Landlord's Contribution, then tenant shall pay all such excess (the "Excess Cost"). Based on the estimated cost (the "Estimated Costs") of the construction of the Tenant Improvements, the prorata share of the Estimated Costs payable by Landlord and Tenant shall be determined and an appropriate percentage share established for each (a "Share of Costs"). Tenant and Landlord shall fund the cost of such work as the same is performed, in accordance with their respective Share of Costs for such work. At such time as Landlord's Contribution has been entirely disbursed, Tenant shall pay the remaining Excess Cost, if any, which payments shall be made in installments as construction progresses in the same manner as Tenant's payments of Tenant's Share of Costs were paid.

          B.  Construction Operations Fee. Landlord shall retain from the amount
              ---------------------------
of Landlord's Contribution, in the manner described below, an aggregate sum equal to four percent (4%) of the total cost of the construction and installation of the Tenant Improvements (which cost of the construction and installation shall include architectural and engineering fees but shall not include permit fees) (the "Construction Operations Fee") as compensation to Landlord for review of plans, specifications and budgets, coordinating the schedule for construction of the Tenant Improvements, and for other miscellaneous costs incurred by Landlord as a result of the construction work. At the time Landlord makes any disbursement of Landlord's Contribution, Landlord shall retain from Landlord's Contribution, as a partial payment of the Construction Operations Fee, a proportionate amount of the Construction Operations Fee based upon Landlord's reasonable estimate of the amount required to be withheld from such disbursement in order to ensure that the entire Construction Operations Fee is retained over the course of construction on a prorata basis. At such time as Landlord's Contribution has been entirely disbursed, if the entire Construction Operations Fee has not yet been paid to Landlord, Tenant shall pay to Landlord a prorata portion of each payment made by Tenant on account of the Tenant Improvements in order to ensure that the balance of the Construction Operations Fee is paid to Landlord over the course of construction on a prorata basis.

          C.  Certain Costs. Portions of Landlord's Contribution may, at
              -------------
Tenant's election, be applied toward Tenant's architectural fees in connection with the production of the Space Plans and Final Space Plans, and Landlord's architectural, engineering and other consultant fees in connection with the design and construction of the Tenant Improvements, including the costs of producing the Working Drawings and Final Plans; provided, however, that the portion of Landlord's Contribution applied to such fees may not exceed One Dollar ($1.00) per rentable square foot of the Premises and any excess shall be paid directly by Tenant to Landlord from Tenant's own funds. In no event may any portions of Landlord's Contribution be applied towards the costs of Tenant's engineering fees (if any), trade fixtures, personal property, equipment or furniture, or towards rent due under this Lease.

          D.  Entire Premises to be Improved. Tenant acknowledges that
              ------------------------------
Landlord's Contribution is to be applied to the Tenant Improvements (and the costs permitted under Paragraph l.f.iii.C. above) covering the entire Premises. If Tenant does not improve the entire Premises, then, without limitation of any other rights or remedies of Landlord hereunder, Landlord's Contribution shall be adjusted on a prorata per rentable square foot basis to reflect the number of rentable square feet actually being improved.

          E.  Provisions Applicable to Phases. Landlord and Tenant acknowledge
              -------------------------------
that the Premises may be improved by Tenant in two phases based on Tenant's anticipated occupancy schedule for the Premises. Accordingly, the foregoing provisions shall apply separately as to each phase of the Premises, and where the foregoing provisions refer to the "Premises", such reference shall be deemed a reference to the applicable phase of the Premises.

     iv.  Improvement Advance. Notwithstanding the foregoing provisions, if the
          -------------------
cost of the Tenant Improvements shall exceed Landlord's Contribution, upon Tenant's request Landlord shall advance to Tenant the Excess Cost, up to a total advance of $299,985.00 (which is $7.00 per rentable square foot of the Premises). The amount of the total Excess Cost advanced by Landlord (the "Improvement Advance") shall be repaid by Tenant, together with interest on amounts thereof from time to time unpaid at the rate of eleven percent (11%) per annum, in equal monthly installments of principal and interest, as additional rent hereunder, payable with the monthly Basic Rent. Such installments shall be in such amount as will fully amortize the amount of the Improvement Advance, together with such interest, over the initial Term. Upon the determination of the amount of the Improvement Advance, Landlord and Tenant shall promptly execute a written memorandum of the amount of such installments. Notwithstanding anything in the foregoing to the contrary, in the event this Lease is terminated prior to the originally scheduled Expiration Date, for any reason whatsoever, the then-outstanding balance of Improvement Advance, together with accrued and unpaid interest thereon, but without any prepayment penalty, shall become immediately due and payable in full by Tenant.

                                 EXHIBIT C
                                 ---------

                          COMMENCEMENT DATE MEMORANDUM
                          ----------------------------


LANDLORD:   ________________________________
            ________________________________

TENANT:     ________________________________
            ________________________________

LEASE DATE: ________________________________

PREMISES:   ________________________________
            ________________________________
            ________________________________


Pursuant to Section 2.d. of the above-referenced Lease, the Commencement Date hereby is established as ___________________, and the Expiration Date hereby is established as _______________.



          LANDLORD:


          ______________________________
          a_____________________________


          By____________________________
            Its_________________________


          TENANT:

          ______________________________
          a_____________________________


          BY____________________________
            Its_________________________

                                    EXHIBIT D
                                    ---------

                             RULES AND REGULATIONS
                             ---------------------

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors, windows and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord, using materials of Landlord's choice and in a style and format approved by Landlord.

2. The directory of the Building will be provided exclusively for the display of the name and location of tenants, and Landlord reserves the right to exclude any other names therefrom. Tenant shall pay Landlord's standard charge for Tenant's listing thereon and for any changes by Tenant.

3. Except as consented to in writing by Landlord or in accordance with Building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

4. Tenant shall not obstruct any sidewalks, halls, lobbies, passages, exits, entrances, elevators or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building or make any roof or terrace penetrations. Tenant shall not allow anything to be placed on the outside terraces or balconies without the prior written consent of Landlord.

5. No Tenant shall invite to the Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the Common Areas of the Building by other tenants.

6.  Intentionally Deleted.

7. Landlord will furnish Tenant, free of charge, two (2) keys to Tenant's suite entrance. Landlord may make a reasonable charge for any additional keys and for having any locks changed. Tenant shall not make or have made additional keys without Landlord's prior written consent, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Landlord's prior written consent. Tenant shall deliver to Landlord, upon the termination of its tenancy, the keys to all locks for doors on the Premises. If Tenant loses any keys furnished by Landlord, Tenant shall pay Landlord the cost of rekeying the Premises.

 Landlord will furnish Tenant, free of charge, two (2) building access cards. A reasonable charge will be assessed for any additional cards and lost or stolen cards. Tenant shall deliver to Landlord, upon the termination of its tenancy, all access cards.

8. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for their installation.

9.  Intentionally Deleted.

10. Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law. Tenant's business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the

Building or to any space therein, and which is objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

11. Tenant shall not use or keep in the Premises any toxic or hazardous materials or any kerosene gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. No animal, except seeing eye dogs when in the company of their masters, may be brought into or kept in the Building.

12. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord, unless Tenant receives the prior written consent of Landlord.

13. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice. Tenant shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use.

14. All entrance doors to the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress to and from the Premises.

15. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

16. Landlord reserves the right to prevent access to the Building by closing the doors or by other appropriate action in case of invasion, mob, riot, public excitement or other commotion.

17. Tenant shall close and lock the doors of its Premises, shut off all water faucets or other water apparatus and turn off all lights and other equipment which is not required to be continuously run. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Landlord for noncompliance with this Rule.

18. The toilet rooms, toilets, urinals wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be placed therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne, by the tenant who, or whose employees or invitees; shall have caused it.

19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building, except as part of Alterations approved by Landlord pursuant to Section 9 of the Lease. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. Intentionally Deleted.

21. Tenant shall not install, maintain or operate upon the Premises any vending machine (other than vending machines for use by Tenant's employees) without the prior written consent of Landlord.

22. Canvassing, soliciting and distributing handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent these activities.

23. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs, or who is in violation of any of the Rules and Regulations of the Building.

24. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal within the Building. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25. Use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the written consent of Landlord.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall be responsible for any increased insurance premiums attributable to Tenant's use of the Premises, Building or Property.

28. Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

29. Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the Building and Common Areas.

30. Tenant's requests for assistance will be attended to only upon appropriate application to the office of the Building by an authorized individual.
Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or other reserved parking spaces. Tenant shall not leave vehicles in the Building parking areas overnight, nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Tenant, its agents, employees and invitees shall not park any one (1) vehicle in more than one (1) parking space.

32. The scheduling and manner of all Tenant move-ins and move-outs shall be subject to the discretion and approval of Landlord, and move-ins and move-outs shall take place only after 6:00 p.m. on weekdays, on weekends, or at other times as Landlord may designate. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause the movers to use only the entry doors and elevators designated by Landlord. If Tenant's movers damage the elevator or any other part of the Property, Tenant shall pay to Landlord the amount required to repair the damage.

33. No cooking shall be permitted on the Premises, except with a microwave oven or using facilities constructed as Alterations approved by Landlord pursuant to
Section 9 of the Lease, nor shall the Premises be used for washing clothes, for lodging or for any improper, objectionable or immoral purpose.

34. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any bicycles or other vehicles of any kind into the building.

35. Landlord shall have the right to control and operate the public portions of the Building and the public facilities, heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

36. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

37. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

38. Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

39. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                    EXHIBIT E

                       TO DEVELOPMENT SERVICES AGREEMENT

                          Tenant Estoppel Certificate
                          ---------------------------

TO:  The Multi-Employer Property Trust, a trust organized under 12 C.F.R.
     Section 9.18 ("Landlord")
          c/o Kennedy Associates Real Estate Counsel, Inc.
          2400 Financial Center Building
          1215 Fourth Avenue
          Seattle, Washington 98161

THIS IS TO CERTIFY:

     1. That the undersigned is the Tenant under that certain Lease dated ___________, and, if applicable, amended on ______________, by and between The Multi-Employer Property Trust by its trustee Riggs & Company, a division of Riggs Bank N.A. ("Landlord"), and the undersigned ("Tenant") covering those certain premises located as shown on the drawing made part of the Lease (the "Premises").

     2. That said Lease is in full force and effect and, except as noted in paragraph 1 above, has not been modified, changed, altered or amended in any respect, and is the only lease or agreement between the Tenant and the Landlord affecting the Premises.

     3. To the best of Tenant's knowledge, the information set forth below is true and correct:

          3.1   Square footage of the Premises:_________________________________

          3.2   Annual rent as of the commencement of Lease:$___________________

          3.3   Current annual rent (if different than at commencement):$_______

          3.4   Commencement date of Lease:_____________________________________

          3.5   Lease termination date:_________________________________________

          3.6   Rent paid to and including:_____________________________________

          3.7   Security deposit:_______________________________________________

          3.8   Prepaid rent for and in amount of:$_____________________________

          3.9   Free Rent Period:______________________ to _____________________

          3.10 Amount of current monthly escrow payment obligations with respect to taxes, insurance, and Common Area Maintenance charges under the Lease:

                    Taxes:                                   $__________________

                    Insurance:                               $__________________

                    Common Area Maintenance Charges:         $__________________

          3.11 Dates through which Tenant has paid monthly escrow payments and Common Area Maintenance charges:

                    Escrow Payment for Taxes:                   ________________

                    Escrow Payment for Insurance:               ________________

                    Common Area Maintenance charge:             ________________

          3.12 Base Amounts (stops) established in leases for monthly escrow payments:

                    Base Amount Taxes:                          $_______________

                    Base Amount Insurance:                      $_______________

                    Base Amount Maintenance Charge:             $_______________

     4. Tenant now occupies the Premises, accepts the Premises in their current condition subject only to those punch list items listed in Exhibit A, if
                                                                   ---------
any, and is not aware of any defect in the Premises except as described in Exhibit A, if any.
---------

     5. No rent has been paid in the current month other than as disclosed in paragraph 3. No free rent or other concessions, benefits, or inducements other than as specified in the Lease have been granted to Tenant or undertaken by the Landlord.

     6. Tenant has not been granted any renewal, expansion or purchase options and has not been granted any rights of first refusal except as disclosed in writing in the Lease.

     7. Neither Tenant nor to the best of Tenant's knowledge, Landlord is in breach of the Lease and there has not occurred any event, act, omission or condition which by notice or lapse of time or both or otherwise, will result in any breach by Tenant or to the best of Tenant's knowledge, by Landlord. As of the date hereof, and except as set forth in the Lease, the undersigned is entitled to no credit, offset or deduction in rent. Tenant knows of no liabilities or obligations of Landlord which have accrued but are unsatisfied under the Lease as of the date of this Certificate.

     8. To the best of Tenant's knowledge, there are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy laws or other laws for the relief of debtors of the United States or any state thereof.

     9. With the exception of this Lease, neither the Tenant nor any affiliate of the Tenant is a tenant under a lease or any other tenancy arrangement (1) with (a) Riggs & Company, a division of Riggs Bank N.A., as trustee of the Multi-Employer Property Trust; (b) Riggs Bank N.A., as trustee of the Multi-Employer Property Trust, (c) the Multi-Employer Property Trust; (d) the National Bank of Washington Multi-Employer Property Trust, the previous name of the Multi-Employer Property Trust; (e) The Riggs National Bank of Washington, D.C., as trustee of the Multi-Employer Property Trust; (f) the Corporate Drive Corporation as trustee of the Corporate Drive Nominee Realty Trust; (g)

Arboretum Lakes-l, L.L.C., a Delaware limited liability company; (h) Village Green at Seven Bridges, L.L.C.; (i) Pine Street Development, L.L.C.; (j) MEPT Realty LLC; (k) MEPT, L.L.C.; (l) Cabrillo Properties LLC; (m) Valencia LLC; (n) Centrepointe Distribution Center LLC; (o) Mission Trails LLC; or (p) Northridge Business Center LLC; or (2) involving any property in which any one or more of the entities named in clauses (i) (a) through (e) are known by the Tenant to have an ownership interest. [This paragraph will be updated from time to time.]

          DATED this ___ day of _____, 19__.


                                         TENANT:
                                         ------

                                         ______________________________________
                                         a ____________________________________



                                         By: __________________________________
                                                 Name: ________________________
                                                 Its: _________________________

                    EXHIBIT A to Tenant Estoppel Certificate


                                List of Defects
                                ---------------

                            FIRST AMENDMENT TO LEASE

                   THIS FIRST AMENDMENT TO LEASE (this "Amendment"), is made as of the 17th day of November, 1998, by and between THE MULTI-EMPLOYER PROPERTY TRUST, A TRUST ORGANIZED UNDER 12 C.F.R. SECTION 9.18 ("Landlord"), and CERTICOM CORP., a Delaware corporation ("Tenant").


                   WHEREAS, Landlord and Tenant entered into that certain lease dated October 30, 1998 (the "Lease"), with respect to certain premises (the "Premises") located at 25801 Industrial Blvd. in the Mt. Eden Business Park in Hayward, California;

                   WHEREAS, the lease incorrectly sets forth the agreement of Landlord and Tenant regarding Base Rent adjustments, and the parties desire to amend the Lease to correct such error. Unless otherwise defined herein, capitalized terms are used herein as defined in the Lease.

                   NOW, THEREFORE, the parties hereto do hereby agree as follows:

                   1. Base Rent Adjustment. Section 4.b. of the Lease is hereby
                      --------------------
amended to read in its entirety as follows:

"b. Base Rent Adjustment. Commencing on the first day of the 37th full calendar
    --------------------
month of the Term, the Base Rent shall increase to $58,536.00 per month, and shall be payable in such amount through the end of the 72nd full calendar month of the Term. Commencing on the first day of the 73rd full calendar month of the Term, the Base Rent shall increase to $63,964.00 per month, and shall be payable in such amount through the Expiration Date."

                   2. Ratification. Except as amended hereby, the Lease remains
                      ------------
unmodified and in full force and effect.

                   3. Entire Understanding. This Amendment represents the entire
                      --------------------
understanding between of the parties concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the leased premises not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.

                   4. Counterparts. This Amendment may be executed in any number
                      ------------
of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.




Landlord:                                Tenant:


THE MULTI-EMPLOYER                       CERTICOM CORP.,
PROPERTY TRUST, A TRUST                  a Delaware corporation
ORGANIZED UNDER 12 C.F.R.
SECTION 9.18, by its trustee
Riggs & Company, a division of           By: /s/ [ILLEGIBLE]
Riggs Bank N.A.                             ----------------------------

                                         Its: CHAIRMAN & CEO
                                             ---------------------------

By: /s/ [ILLEGIBLE]                      By: /s/ BRUCE MACINNIS
   -------------------------------          ----------------------------

Its: Managing Director                   Its: VP FINANCE & CEO
    ------------------------------           ---------------------------

          The undersigned, as Guarantor of the Lease pursuant to that certain Continuing Guaranty of Lease dated as of October 30, 1998 (the "Guaranty"), hereby consents to the foregoing Amendment and agrees that the Guaranty shall remain in full force and effect arid shall apply to the foregoing Amendment and to the Lease as amended thereby.


                                         Guarantor

                                         CERTICOM CORP., an Ontario corporation,


                                         By: /s/ BRUCE MACINNIS
                                            -------------------------------

                                         Name: BRUCE MACINNIS
                                              -----------------------

                                         Title: VP FINANCE & CEO
                                               ----------------------

                            SECOND AMENDMENT TO LEASE


                  THIS SECOND AMENDMENT TO LEASE (this "Amendment") is made as of the 15 day of March, 2000, by and between THE MULTI-EMPLOYER PROPERTY TRUST, A TRUST ORGANIZED UNDER 12 C.F.R. SECTION 9.18 ("Landlord"), and CERTICOM CORP., a Delaware corporation ("Tenant").

                  WHEREAS, Landlord and Tenant entered into that certain lease dated October 30,1998, as amended by First Amendment to Lease dated as of November 17,1998 (as so amended, the "Lease"), with respect to certain premises (the "Original Premises") located at 25801 Industrial Blvd. in the Mt. Eden Business Park in Hayward, California (the "Business Park");

                  WHEREAS, the parties desire to amend the Lease to add additional space in the Business Park to the premises demised thereunder and to make certain changes to the Lease in connection therewith. Unless otherwise defined herein, capitalized terms are used herein as defined in the Lease.

                   NOW, THEREFORE, the parties hereto do hereby agree as follows:

                   1. Additional Premises.
                      -------------------

                   a. Effective as of April 1, 2000 (the "Additional Premises Commencement Date"), the Additional Premises shall be added to the premises demised to Tenant under the Lease. The term of the Lease, as applicable to the Additional Premises, shall expire on the date (the "Additional Premises Expiration Date") that is seven (7) years from the Additional Premises Rent Commencement Date (as defined in Paragraph 3 below). The "Additional Premises' shall mean that portion of the building known as 25821 Industrial Boulevard, located in the Business Park, as shown on Exhibit A attached hereto. The
                                          ---------
parties hereby stipulate that for all purposes of this Amendment and the Lease, the Additional Premises consist of 68,182 rentable square feet. From and after the Additional Premises Commencement Date, the term "Premises" used in the Lease shall be deemed to refer to the Original Premises and the Additional Premises, and all of the terms, covenants and conditions of the Lease applicable to the Original Premises shall be applicable to the Additional Premises, except as hereinafter set forth or to the extent in conflict with the provisions of this Amendment.

                   b. The Additional Premises shall be delivered to Tenant in their then "as-is" condition, and Landlord shall not have any obligation to make or, except as provided in Paragraph 2 below, pay for any alterations, additions or improvements to prepare the Additional Premises for Tenant's occupancy.

                   c. If, for any reason, Landlord cannot deliver possession of the Additional Premises to Tenant on the Additional Premises Commencement Date, (i) Tenant's obligations hereunder with respect to the Additional Premises shall not commence, and the Additional Premises Commencement Date shall not be deemed to have occurred, until possession of the Additional Premises is delivered to Tenant, (ii) the failure shall not affect the validity of this Amendment or the Lease, or, except as provided in clause (i), the obligations of Tenant hereunder or under the Lease, (ii) such failure shall not serve to extend the Additional Premises Expiration Date, and (iii) Landlord shall not be subject to any liability.

        2. Tenant Improvements. Any alterations, additions or improvements which
           -------------------
Tenant desires to make to the Additional Premises to prepare the same for Tenant's initial occupancy (the "Tenant Improvements") shall be performed in accordance with, and be subject to all provisions of, Section 9 of the Lease. Landlord shall contribute toward the cost of the construction of the Tenant Improvements an amount not to exceed $681,820.00 (which is the product of $10.00 times the stipulated number of rentable square feet of the Additional Premises)("Landlord's Contribution"). The following provisions shall govern the payment of Landlord's Contribution:

        A. Excess Cost: Share of Costs. If the total cost of construction of the
           ---------------------------
Tenant Improvements (including the Alteration Fee described in Section 9 of the Lease and the City of Hayward Interim Supplemental Building Construction and Improvement Tax) exceeds the funds available therefor from Landlord's Contribution, then Tenant shall pay all such excess (the "Excess Cost"). Based on the estimated cost (the "Estimated Costs") of the construction of the Tenant Improvements, the prorata share of the Estimated Costs payable by Landlord and Tenant shall be determined and an appropriate percentage share established for each (a "Share of Costs"). Tenant and Landlord shall fund the cost of such work as the same is performed, in accordance with their respective Share of Costs for such work. At such time as Landlord's Contribution has been entirely disbursed, Tenant shall pay the remaining Excess Cost, if any, which payments shall be made in installments as construction progresses in the same manner as Tenant's payments of Tenant's Share of Costs were paid. At the time Landlord makes any disbursement of Landlord's Contribution, Landlord shall retain from Landlord's Contribution, as a partial payment of the Alteration Fee, a proportionate amount of the Alteration Fee based upon Landlord's reasonable estimate of the amount required to be withheld from such disbursement in order to ensure that the entire Alteration Fee is retained over the course of construction on a prorata basis. At such time as Landlord's Contribution has been entirely disbursed, if the entire Alteration Fee has not yet been paid to Landlord, Tenant shall pay to Landlord a prorata portion of each payment made by Tenant on account of the Tenant Improvements in order to ensure that the balance of the Alteration Fee is paid to Landlord over the course of construction on a prorata basis. Notwithstanding anything to the contrary in this Paragraph 2, Landlord's Contribution shall be available for disbursement pursuant to the terms hereof only during the calendar year 2000. Accordingly, if any portion of Landlord's Contribution is not utilized prior to December 31, 2000, such unused potion shall be forfeited by Tenant.

        B. Certain Costs. Portions of Landlord's Contribution may, at
           -------------
Tenant's election, be applied toward Tenant's architectural fees in connection with the design and construction of the Tenant Improvements; provided, however, that the portion of Landlord's Contribution applied to such fees may not exceed One Dollar ($1.00) per rentable square foot of the Additional Premises and any excess shall be paid directly by Tenant to Landlord from Tenant's own funds. In no event may any portions of Landlord's Contribution be applied towards the costs of Tenant's engineering fees (if any), trade fixtures, personal property, equipment or furniture, or towards rent due under this Lease.


        C. Entire Additional Premises to be Improved. Tenant acknowledges that
           -----------------------------------------
Landlord's Contribution is to be applied to the Tenant Improvements (and the costs permitted under Paragraph 2.B. above) covering the entire Additional Premises. If Tenant does not improve the entire Additional Premises, then, without limitation of any other rights or remedies of Landlord hereunder, Landlord's Contribution shall be adjusted on a prorata per rentable square foot basis to reflect the number of rentable square feet actually being improved.

                3. Base Rent. Commencing as of the date (the "Additional
                   ---------
Premises Rent Commencement Date") that is the earlier of (i) one-hundred twenty
(120) days after the Additional Premises Commencement Date, or (ii) Tenant's occupancy of the Additional Premises or any portion thereof for the conduct of business, and thereafter on the first day of each calendar month of the Term, Tenant shall pay to Landlord (or other entity designated by Landlord) Base Rent for the Additional Premises, in advance, at Landlord's address for notices (as set forth in the Basic Lease Information in the Lease) or at such other address as Landlord may designate. The initial Base Rent for the Additional Premises shall be Sixty-One Thousand Three Hundred Sixty-Four Dollars ($61,364.00). Effective as of each annual anniversary of the Additional Premises Rent Commencement Date, the Base Rent payable by Tenant for the Additional Premises shall increase to one-hundred three percent (103%) of the Base Rent then in effect for the Additional Premises. From and after the Additional Premises Rent Commencement Date, the term "Base Rent" as used in the Lease shall mean the Base Rent payable for the Original Premises and the Base Rent payable for the Additional Premises, collectively. The Base Rent for the Additional Premises shall be payable by Tenant in addition to the Base Rent payable by Tenant for the Original Premises, as set for the in the Lease.

                4  Operating Expenses. Commencing as of the Additional Premises
                   ------------------
Rent Commencement Date, and continuing thereafter during the balance of the Term, the provisions of Section 5 of the Lease shall be applicable to the Additional Premises. As so applied to the Additional Premises, the term "Tenant's Percentage Share" shall mean seventy-five percent (75%), and the term "Building" shall mean the building in which the Additional Premises are located The Operating Expenses for the Additional Premises shall be payable by Tenant in addition to the Operating Expenses payable by Tenant for the Original Premises, as set forth in the Lease.

                5. Security Deposit:Letter of Credit.
                   ---------------------------------

                a. Concurrently with Tenant's execution and delivery of this Amendment to Landlord, Tenant shall increase the Security Deposit delivered to Landlord pursuant to Section 17 of the Lease to the amount of One Hundred Fifty Thousand Dollars ($150,000.00), and the term "Security Deposit", as used in the Lease, shall thereafter refer to the Security Deposit in such amount.

                b. In addition to the increase in the Security Deposit required pursuant to Paragraph 5.a. above, and in addition to the Letter of Credit previously delivered by Tenant pursuant to the Lease (the "Original Letter of Credit"), on or prior to the Additional Premises Commencement Date, Tenant shall deliver an additional Letter of Credit to Landlord as further security for Tenant's performance of all of Tenant's covenants and obligations under the Lease. Such additional Letter of Credit (the "Additional Letter of Credit"), and any proceeds therefrom, shall be subject to all of the terms, covenants and conditions applicable to the Original Letter of Credit, as set forth in Section 17 of the Lease, except that the Additional Letter of Credit shall be in the original amount of One Million Two Hundred Thousand Dollars ($1,200,000.00) during the period from the Additional Premises Commencement Date through the third annual anniversary of the Additional Premises Rent Commencement Date, and reducing in amount on the third annual anniversary of the Additional Premises Rent Commencement Date and on each subsequent annual anniversary of the Additional Premises Rent Commencement Date by twenty percent (20%) of the original amount of the Additional Letter of Credit; provided, however, that if on the date the Additional Letter of Credit amount would otherwise reduce, an Event of Default, or default that with notice or the passage of time or both could mature into an Event of Default, shall have occurred and be continuing, the Additional Letter of Credit amount shall not reduce on such date and shall not thereafter reduce until the later of the next scheduled reduction date or the date such Event of Default or default shall have been cured. Where reference is made in Section 17 of the Lease to the Term of the Lease (for purposes of determining the period during which the Original Letter of Credit or the Additional Letter of Credit, as applicable, must be maintained in effect), as respects the Original Letter of Credit such reference shall mean the Term of the Lease as respects the Original Premises, and as respects the Additional Letter of Credit such reference shall mean the Term of the Lease as respects the Additional Premises.

                6. Lease Term. Effective as of the Additional Premises
                   ----------
Commencement Date, the expiration date of the term of the Lease, as applicable to the Original Premises, shall be deemed extended from February 28, 2006 (which the parties acknowledge to be the current expiration date of the term of the Lease as respects the Original Premises) to the Additional Premises Expiration Date. All of the terms, covenants and conditions of the Lease shall apply during such extension period (the "Extension Period"), except the Base Rent payable by Tenant for the Original Premises shall be the "fair market rent" for the Original Premises for the Extension Period. "Fair market rent" shall have the meaning given in Section 40 of the Lease, with all references to the "renewal period" being deemed references to the "Extension Period". The "rent floor" specified in Section 40.b. of the Lease shall be fully applicable as respects the Extension Period.

                7. Renewal Option. Pursuant to Section 40 of the Lease, as of
                   --------------
the date of this Amendment Tenant has the option to renew the Lease for one (1) additional term of five (5) years. In the event that Tenant validly exercises its option to renew the Lease for such additional five (5) year term, the parties hereby agree that such exercise shall apply to the entire premises then demised hereunder (i.e. both the Original Premises and the Additional Premises), and such option may not be exercised as to less than all of the premises then demised hereunder. The "rent floor" specified in Section 40.b. of the Lease shall be determined, for purposes of such renewal, by reference to the average Base Rent, per rentable square foot, payable by Tenant for all of the premises then demised hereunder.

                8. Building Definition. The definition of the "Building"
                   -------------------
contained in the Lease is hereby modified to mean, collectively, the buildings in which the Original Premises and the Additional Premises are located, unless the context expressly requires otherwise. As used in Section 11 and Section 12 of the Lease, the term "Building" means only the building in which the Original Premises or Additional Premises are located which has been damaged or destroyed or the subject of the taking by eminent domain (or conveyance in lieu thereof), as applicable, and notwithstanding anything to the contrary contained in Section 11 or Section 12 of the Lease, where Landlord or Tenant is granted in any such Section a right or option to terminate this Lease by reason of damage or destruction to, or a taking by eminent domain (or conveyance in lieu thereof), of the Premises or the Building, such right or option shall only permit termination of the Lease as to the space demised thereunder in the building which has been damaged or destroyed or subject to the taking by eminent domain (or conveyance in lieu thereof).

                9.  Ratification. Except as amended hereby, the Lease remains
                    ------------
unmodified and in full force and effect.

                10. Brokers. Each party hereto represents and warrants to
                    -------
the other party hereto that it has dealt with no broker or finder who can properly claim a commission, fee or other compensation by reason of this Amendment or Tenant's lease of the Additional Premises, except that Landlord acknowledges that it has dealt with Colliers Parish International, Inc. ("Landlord's Broker") in connection with this Amendment. Each party hereto shall indemnify, protect and hold harmless the other party hereto from and against any and all loss, cost, damage, liability and expense (including attorneys' fees and costs) arising out of my breach or alleged breach of its foregoing representation and warranty. In addition, Landlord shall pay any commission due to Landlord's Broker by reason of this Amendment pursuant to the terms of a separate agreement.

                11. Entire Understanding. This Amendment represents the
                    --------------------
entire understanding between of the parties concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the leased premises not set forth in writing and signed by the parties hereto. No party hereto has relied upon any representation, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.

                12. Counterparts. This Amendment may be executed in any
                    ------------
number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Landlord:                                       Tenant:

THE MULTI-EMPLOYER                              CERTICOM CORP.,
PROPERTY TRUST, A TRUST                         a Delaware corporation
ORGANIZED UNDER 12 C.F.R.
SECTION 9.18, by its trustee
Riggs & Company, a division of                  By: /s/ Richard P. Dalmazzi
Riggs Bank N.A.                                    ----------------------------
                                                        Richard P. Dalmazzi
                                                        President and CEO


By:  /s/ [ILLEGIBLE]                          By: /s/ Richard D. Brounstein
    ------------------------------                 -----------------------------
                                                      Richard D. Brounstein
Its: Managing Director                                 Chief Financial Officer
    ------------------------------

          The undersigned, as Guarantor of the Lease pursuant to that certain Continuing Guaranty of Lease dated as of October 30, 1998 (the "Guaranty"), hereby consents to the foregoing Amendment and agrees that the Guaranty shall remain in full force and effect and shall apply to the foregoing Amendment and to the Lease as amended thereby. The undersigned represents and warrants to Landlord that it is the successor entity to the entity which originally executed the Guaranty and the confirmation of the Guaranty contained at the end of the First Amendment to the Lease.

                                            Guarantor:

                                            CERTICOM CORP., A Yukon corporation


                                            By: /s/ Richard P. Dalmazzi
                                               ---------------------------------
                                                    Richard P. Dalmazzi
                                                    President and CEO


                                            By: /s/ Richard D. Brounstein
                                               ---------------------------------
                                                    Richard D. Brounstein
                                                    Chief Financial Officer

                                   EXHIBIT A
                                   ---------


Floor Plan - Building D
-----------------------

                                                                         MT EDEN
                                                                           LOGO

                       [DRAWING OF FLOOR PLAN OF MT EDEN]

                                    EXHIBIT D
                                    ---------

                               Initial Alterations

Plans and specifications dated 9/28/01, prepared by Weske + Associates, pages PP-1 and PP-2 and the demolition plans dated 9/20/01 prepared by Weske + Associates, page PP-1 only.

                                    EXHIBIT E
                                    ---------

                                Letter of Credit

                                    Attached

                          [LETTERHEAD OF PAINEWEBBER]

Beneficiary:                            Irrevocable Standby
Riggs & Company, a division of Riggs    Letter of Credit No. RA09Al
Bank N.A., as trustee of the            Issuance Date: November 4, 2001
Multi-Employer Property Trust           Expiration Date: November 5, 2002
Attention Patrick O. Maybery
808 17th Street, NW, 7th Floor          Applicant: Guava Technologies Inc.
Washington, DC 20006

Ladies and Gentlemen:

     We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of Guava Technologies Inc. for a maximum amount of US$600,000.00 (six hundred thousand and 00/100 USD) available for payment at sight by your draft(s) drawn on us when accompanied by the following document:

     Beneficiary's dated statement purportedly signed by one of its officers reading: "This draw in the amount of ______________ USD ($__________) [not to exceed $600,000.00] under UBS PaineWebber Inc. Irrevocable Standby Letter of Credit No. RA09A1 represents funds due and owing to us as a result of Guava Technologies Inc. default beyond applicable notice and cure periods under one or more of the terms of that certain Sublease dated as of November 1, 2001 by and between Certicom as landlord with Beneficiary as master landlord, and Guava Technologies Inc. as subtenant" or under the Consent dated as of November __, 2001 by and among Certicom, Guava Technologies, Inc. and Beneficiary.

     It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed without amendment for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 (sixty) days prior to such expiration date or applicable anniversary thereof, we notify you in writing by certified mail, return receipt requested, that we elect not to so renew this Irrevocable Standby Letter of Credit.

     This Letter of Credit cannot be modified or revoked without Beneficiary's written consent. Multiple and partial draws are allowed under this Letter of Credit.

     This Letter of Credit is transferable in its entirety and not in part. We shall not recognize any transfer of this Letter of Credit until an executed transfer form satisfactory to us is filed with us. The form required is attached as Exhibit A. Our transfer fee of $75.00 is for the account of Guava Technologies Inc. It shall not be a condition of transfer that such fee accompanies the transfer request. Payment of the transfer fee is not required prior to our completing the transfer.

                                                           Continued on Page Two

                                    ORIGINAL

                        [lETTERHEAD OF UBS PAINEWEBBER]

Page Two
L/C No.RA09A1

     Drafts and Documents must be presented for payment at our office located at 1200 Harbor Blvd., 4th Floor, Weehawken, NJ 07086 to the attention of the Letter of Credit Dept. on or before expiration date described herein.

     The date of presentment of any draw shall be the date a copy of the sight draft and draw statement are faxed from Beneficiary to UBS PaineWebber Inc. at 201-352-7622, followed by originals sent by overnight courier to the address stated below.

     This credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) International Chamber of Commerce Publication No. 500, and to the extent not inconsistent therewith, the law of the State of California, including Article 5 of the California Uniform Commercial Code.

     We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this credit.

     All communications to us with respect to this L/C must be addressed to our office located at 1200 Harbor Blvd., 4th Floor, Weehawken, NJ 07086 to the attention of the Letter of Credit Dept.

Very Truly Yours,


/s/ [ILLEGIBLE]                                         /s/ [ILLEGIBLE]
Authorized Signature                                    Authorized Signature

                                    ORIGINAL

                                   EXHIBIT A

                        [LETTERHEAD OF UBS PAINEWEBBER]


THIS FORM TO BE USED WHERE A LETTER OF CREDIT IS TRANSFERRED IN ITS ENTIRETY

                                                    Date: ___________________

Re: Letter of Credit Number: ____________________ issued by UBS PaineWebber Inc.

Gentlemen:

For value received, the undersigned beneficiary hereby irrevocable transfers to:

________________________________________________________________________________
                              (Name of Transferee)


________________________________________________________________________________
                                    (Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made.

All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

The original advice of such Letter of Credit is returned herewith together with any and all amendments, and we ask you to endorse the transfer on the reverse of the original advice, and forward it to the transferee with your customary notice of transfer.

                                                        Yours very truly,


SIGNATURE GUARANTEED

_______________________________                 _______________________________
Name of Bank                                         Name of Beneficiary

_______________________________                 _______________________________
Authorized Signature                                 Authorized Signature

                                    EXHIBIT F
                                    ---------

                         Permitted Hazardous Substances

To:         City of Hayward, Planning Department - Submission pending

Re: Guava Technology Control Zone Total by UBC ranking 3-D, 3-E Industrial Road, Hayward, CA
            Control zone I Proposed Chemical List

Date:       8/23/01



                      Chemical List by UBC ranking 3-D, 3-E

 No category total exceeds the amount permitted (exempt quantities) per control zone. Units are shown in gallons (gal), pounds(lb) or cubic feet (cu ft)

Category                                     Storage        Use-closed        Use-open        Total
Combustible Liquid                           0              0                 0
Combustible Fiber                            0              0                 0
Cryogenic Flammable or oxidizing             0              0                 0
Explosives                                   0              0                 0
Flammable Solid                              0              0                 0
Flammable Gas                                0              0                 0
Flammable Liquid Combination                 233.0gal       6gal              1.0gal          240gal

I-A                                          26gal          lgal              .5gal            27.5gal
I-B                                          140            3                 .5gal           143.5gal
I-C                                          67             1                 .5gal           68.5


Organic Peroxide-unclassified, detonable     0              0                 0                -
Organic Peroxide I-V                         0              0                 0
Oxidizer 4-1                                 1              .25               .25
Oxidizer- gas                                0              0                 0
Pyrophoric                                   0              0                 0
Unstable 4-1                                 0              0                 0
Water Reactive 3-l                           0              0                 0


Carcinogen                                   .125lb         0                 .125lb          .1l lb
corrosives                                   20lb           3.25lb            .0125lb         23.375lb
                                             5gal           .25gal            .25gal          7.5 gal
Highly toxics                                0              .0                .0125lb         .0125lb
Irritants                                    1lb            .0125lb           .0125lb         1.025lb

Category                                   Storage          Use-closed     Use-open     Total
Radioactives                               0                0              0
Sensitizers                                0                0              0
Other Health Hazards *are listed in carcinogens irritants, and toxics lists
Toxics                                     .25lb            0              .25          .25lb
                                           15. gal          3              1.0  gal
Non Flammable Gas                          13900cu ft
Non regulated materials - media, buffers